As filed with the Securities and Exchange Commission on April 24, 2003.

Registration No. 33-46641

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

ENERGEN CORPORATION

(Exact name of registrant as specified in its charter)

Alabama 63-075779

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203

(Address of Principal Executive Offices) (Zip Code)

ENERGEN CORPORATION

EMPLOYEE SAVINGS PLAN

(Full title of the plan)

___________________

J. DAVID WOODRUFF, JR.

General Counsel and Secretary

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203

(Name and address of agent for service)

(205) 326-2700

(Telephone number, including area code, of agent for service)

with a copy to:

JOHN K. MOLEN

Bradley Arant Rose & White LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

(205) 521-8000

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value Rights to Purchase Series 1998 Junior Participating Preferred Stock	1,000,000 shares 1,000,000 rights	$32.25 (1)	$ 32,250,000.00 (1)	$ 2,609.03

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act@), which has been calculated on the basis of the average of the high and low prices reported on April 21, 2003 on the New York Stock Exchange, which price was $32.25 per share. Rights to Purchase Series 1998 Junior Participating Preferred Stock are currently attached to and trade with the shares of Registrant Common Stock being registered hereby. Value attributable to rights, if any, is reflected in the market price of Registrant Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

This Registration Statement relates to the registration of an additional 1,000,000 shares of Common Stock, $0.01 par value, of Energen Corporation (the "Company"), to be offered pursuant to the Company's Employee Savings Plan (the "Plan"). The Company has previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on March 24, 1992 (File No. 33-46641)(the "Original Registration Statement") which related to the registration of 350,000 (700,000 on a 1998 stock split adjusted basis) shares of the Company's Common Stock offered pursuant to the Plan, the contents of which Original Registration Statement are incorporated herein by reference.

PART I

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(2) The Company's Proxy Statement dated March 24, 2003 for the Company's 2003 Annual Shareholder Meeting, filed pursuant to Section 14 of the Exchange Act; and

(3) The description of the Company's common stock, par value $0.01 per share (and the associated Rights to Purchase Series 1998 Junior Participating Preferred Stock)(the "Common Stock"), appearing in the Company's Registration Statement on Form 8-A (Registration No. 001-07810), filed with the Commission under the Exchange Act on July 10, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

Item 5. Interests of Named Experts and Counsel.

Bradley Arant Rose & White LLP, counsel to the Company, has been routinely engaged to perform legal services by the Company since the formation of the Company. As of the date hereof, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially own approximately 5,000 shares of Company Common Stock.

Item 6. Indemnification of Directors and Officers.

As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Article VI of the Bylaws of the Company provides for indemnification of directors, officers and employees in certain instances. The provisions of Article VI provide as follows:

"6.01 Indemnification--

(a) The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b) The Corporation shall indemnify, to the same extent as provided in Section 6.01 (a) of these bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 6.01 (a) above.

(c) In connection with indemnification of officers, directors and other persons pursuant to Sections 6.01(a) and 6.01(b) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

(d) The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Sections 6.01(a), 6.01(b) or 6.01(c) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.01(a) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.01(d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee's or agent's benefit.

(e) The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

6.02 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

6.03 Survival of Right.

Any right to indemnification of advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification."

Article XI of the Company's Restated Certificate of Incorporation provides as follows:

11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

Item 8. Exhibits.

The following Exhibits are filed as a part of the Registration Statement:

*4(a) Restated Certificate of Incorporation of Energen Corporation (composite, as amended February 2, 1998) which was filed as Exhibit 3(a) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of Energen, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to Energen's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

4(c) Bylaws of Energen Corporation (as amended through October 30, 2002).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to Energen's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

4(e) Energen Corporation Employee Savings Plan, Amendment and Restatement effective January 30, 2002.

4(f) Amendment No. 1 to Energen Corporation Employee Savings Plan.

5(a) Opinion of Bradley Arant Rose & White LLP.

23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5(a)).

23(b) Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney.

* Incorporated by reference.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

        To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 24, 2003.

ENERGEN CORPORATION

By: *

Wm. Michael Warren, Jr.

Chairman of the Board, President and

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature Title Date

* Chairman of the Board, President April 24, 2003

Wm. Michael Warren, Jr. and Chief Executive Officer

* Executive Vice President, April 24, 2003

Geoffrey C. Ketcham Chief Financial Officer and Treasurer

(Principal Financial Officer)

* Controller (Principal Accounting Officer) April 24, 2003

Grace B. Carr

* Director April 24, 2003

Dr. Stephen D. Ban

* Director April 24, 2003

Julian W. Banton

* Director April 24, 2003

J. Mason Davis, Jr.

* Director April 24, 2003

James S. M. French

* Director April 24, 2003

T. Michael Goodrich

* Director April 24, 2003

Wallace L. Luthy

* Director April 24, 2003

Dr. Judy M. Merritt

* Director April 24, 2003

Stephen A. Snider

* Director April 24, 2003

Gary C. Youngblood

/s/ Geoffrey C. Ketcham April 24, 2003

Geoffrey C. Ketcham

as Attorney-in-fact

INDEX TO EXHIBITS

Page in Sequentially

Exhibit Number Description Numbered Filing

*4(a) Restated Certificate of Incorporation of Energen Corporation (composite, as amended February 2, 1998) which was filed as Exhibit 3(a) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of Energen, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to Energen's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

4(c) Bylaws of Energen Corporation (as amended through October 30, 2002).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to Energen's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

4(e) Energen Corporation Employee Savings Plan, Amendment and Restatement effective January 30, 2002.

4(f) Amendment No. 1 to Energen Corporation Employee Savings Plan.

5(a) Opinion of Bradley Arant Rose & White LLP.

23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5(a)).

23(b) Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney.

* Incorporated by reference.

EXHIBIT 4(c)

ENERGEN CORPORATION

_______________________

BY LAWS

________________________

As Amended Through October 30, 2002

I. Annual Meeting of Stockholders.

1.01 Time of Holding - The annual meeting, for the purpose of electing directors and transacting any other proper business, shall be held at 10:00 a.m. on the fourth Wednesday in January of each year, if not a legal holiday, and if a legal holiday then on the first succeeding business day not a legal holiday or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings may be held, and shall be called by the Secretary, whenever directed by the Chairman of the Board or the President or whenever requested by a majority of the directors, either by vote at a meeting or in writing.

1.02 Notice - At least ten days before each annual and each special meeting and in any event such number of days as will conform with any statutory requirement, the Secretary shall mail or cause to be mailed to each stockholder entitled to vote at the meeting, at his address appearing on the books of the Corporation, a notice which shall state the time and place of the meeting, and, in the case of a special meeting, shall state also the objects or purposes of the meeting.

1.03 Place of Meeting - Annual and special meetings shall be held at the principal office of the Corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the Board of Directors or the person or persons calling the meeting and stated in the notice of the meeting.

1.04 Closing Stock Transfer Book - Record Date - Prior to each meeting of stockholders, the Board of Directors shall either fix a period of not less than ten days preceding the day of the meeting during which the stock transfer books shall be closed, or fix a date not less than ten days preceding the day of the meeting as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and when a record date shall have been so fixed, only stockholders of record on such date shall be entitled to notice of and to vote at such meeting.

1.05 Vote in Person or By Proxy - Stockholders may vote in person or by proxy. The vote of stockholders for the election of directors, or upon any question before a meeting, need not be by ballot except when required by statute or demanded by a stockholder of record entitled to vote at the meeting; when so required or demanded, the vote shall be by ballot. All questions shall be decided by the vote of the holders of a majority of the shares voting on the question, except where otherwise required by statute or by the Certificate of Incorporation, as now in effect or as hereafter amended.

At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be delivered to the Judge appointed pursuant to 1.08 of these By Laws prior to the vote at the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing prior to the meeting or orally at the meeting, notify the secretary of the meeting at any time prior to the voting of the proxy.

1.06 Presiding Officer - The Chairman of the Board, and in his absence, the President shall call meetings of stockholders to order and act as chairman of such meeting. In the absence of both of these officers, the Board of Directors shall appoint a chairman of the meeting, but if the Board shall not make such appointment, then any stockholder or the proxy of any stockholder may call the meeting to order, and a chairman shall be elected.

1.07 Secretary of the Meeting - The Secretary or any Assistant Secretary may act as secretary of any meeting of stockholders; but the Board of Directors before the meeting may designate any person to act as secretary thereof, and if no such designation shall have been made or if the person so designated shall fail to attend or shall refuse or be unable to serve, then the chairman of the meeting may appoint any person to act as secretary thereof.

1.08 Judge - At each meeting of the stockholders at which the voting shall be by ballot, the voting shall be conducted and all questions touching the qualifications of the voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by one Judge. The Judge may be an officer of the Corporation and may be appointed before the meeting by the Board of Directors, but if no such appointment shall have been made, then by the chairman of the meeting; and if for any reason any judge previously appointed shall fail to attend, or refuse or be unable to serve, then a judge to act in his place shall be appointed by the Chairman of the meeting. No such judge need be a stockholder.

1.09 Voting, Adjournment - At each meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation or an amendment thereof, the holders of a majority of all of the stock which at the time shall be entitled to vote, present in person or represented by proxy, shall be requisite for the transaction of business and shall constitute a quorum. A meeting of the stockholders may be adjourned to any day, and from time to time, as such meeting shall determine, whether or not a quorum is present. The time and place to which an adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.

II. Board of Directors.

2.01 Management of Corporation; Number of Directors; Election of Directors; Terms of Office - All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors. The number of Directors of the Corporation, the manner of their election and their terms of office shall be determined as provided in the Certificate of Incorporation, as at any time amended. No person who shall have been first elected a Director of Alabama Gas Corporation subsequent to June 19, 1969 shall be eligible to serve as a Director of the Corporation after the annual meeting of the stockholders of the Corporation next following his seventieth birthday.

2.02 Meetings of the Board - The Board of Directors may provide for stated meetings at regular intervals to be held pursuant to a standing resolution of the Board. No notice of such meetings need be given. Special meetings of the Board may be called upon written instructions signed by the Chairman of the Board, the President, or a Vice President, or at least two of the directors, and delivered to the Secretary of the Corporation, stating the time and place thereof. The Secretary shall give, or cause to be given, notice of the time and place of holding each special meeting by mailing the same at least thirty-six (36) hours before the meeting or by causing the same to be transmitted by telephone, cable, or wire message at least twenty-four (24) hours before the meeting to each director to his address on file with the Secretary of the Corporation.

The directors may hold their meetings at such place or places, either within or without the State of Alabama, as the Board shall designate from time to time.

2.03 Quorum, Vacancies, Adjournment - Subject to the provisions of the Certificate of Incorporation, as amended, a majority of the Directors shall constitute a quorum for the transaction of business at meetings of the Board. Subject to the provisions of the Certificate of Incorporation, as amended, vacancies in the Board shall be filled by a majority of the Directors then in office. A majority of the Directors present at any meeting may adjourn the meeting until a later day or hour, or sine die, whether or not a quorum is present. A minute of such adjournment shall be entered on the records by the Secretary, and no further notice thereof shall be necessary.

2.04 Rules - The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper not inconsistent with these By Laws or the Certificate of Incorporation and the amendments thereof.

2.05 Compensation of Officers and Directors - The Board of Directors shall fix and authorize the payment of compensation for all officers of the Corporation, including such officers as may be directors of the Corporation, for services to the Corporation; and shall fix and authorize the payment of compensation and expenses to the directors for services to the Corporation, including fees and expenses for attendance at meetings of the Board and of all committees of the Board.

III. Officers and Agents

3.01 Executive Officers - The executive officers of this Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. In addition, the Board of Directors of this Corporation may, but shall not be required to elect one or more of the following: Executive Vice President, Senior Vice President, Assistant Treasurer, and Assistant Secretary. In addition, the Board of Directors of this Corporation may, but shall not be required to elect a Controller. The Chairman of the Board and the President shall be members of the Board of Directors; the other officers may, but need not be directors. The Chairman of the Board and the President may be the same person, and the Secretary and Treasurer may be the same person, and an Executive Vice President, a Senior Vice President, or a Vice President may also hold the office of Secretary or Assistant Secretary, Treasurer, Controller, or Assistant Treasurer, provided, however, that the Chairman of the Board may not also hold the offices of Executive Vice President, Senior Vice President, or Vice President; that the President may not also hold the office of Executive Vice President, Senior Vice President, or Vice President and that an Executive Vice President, a Senior Vice President, or a Vice President may hold either but not both the offices of Secretary and Treasurer.

Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents, and employees shall be subject to removal at any time by the affirmative vote of a majority of the directors for the time being in office, and all officers, agents, and employees other than officers elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer appointing them.

In addition to the powers and duties of the officers of the Corporation as set forth in these By Laws and except as otherwise provided in the Certificate of Incorporation, they shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

3.02 Chief Executive Officer - The Board of Directors shall by resolution duly adopted, designate one of the executive officers of the Corporation as the chief executive officer of the Corporation, and the officer so designated by the Board of Directors shall, subject to the control of the Board of Directors, have general charge and control of the business and affairs of the Corporation and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. The designation by the Board of Directors of one of such executive officers other than the Chairman of the Board as the chief executive officer of the Corporation shall not affect the duties required to be performed by the Chairman of the Board of the Corporation under the provisions of Sections 1.06 and 1.08 of these By Laws.

3.03 The Chairman of the Board - The Chairman of the Board shall preside at all meetings of the stockholders and of the directors at which he is present, and shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors. The Chairman of the Board shall, in the absence of the President or in case of his inability to act, perform the duties and exercise the authority of the President.

3.04 The President - The President shall be the chief operating officer of the Corporation. He shall, from time to time, obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the Board of Directors all matters presented by any officer of the Corporation for its consideration and shall, from time to time, communicate to the officers such action of the Board of Directors as may, in his judgment, affect the performance of their official duties. He shall have power to appoint and remove all agents, and employees of the Corporation (other than its officers), and shall perform all such other duties as are incident to the office of President and such specific duties as may, from time to time, be assigned to him by the Board of Directors.

In the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and at all meetings of the Board of Directors at which he is present.

3.05 Vice Presidents - Each Vice President may have such title designation, and each Vice President and each Executive Vice President, if there be one or more of them, and each Senior Vice President, if there be one or more of them, shall perform such duties and exercise such authority as from time to time may be prescribed and conferred by the Board of Directors.

3.06 The Secretary - The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall keep a record of all their proceedings. He shall give due notices of all meetings of the stockholders and of the Board of Directors. He shall notify the several officers of the Corporation of all action taken at any such meeting concerning matters in their respective departments, and shall transmit to the Treasurer for proper record copies of all contracts and resolutions providing for the payment of money to or by the Corporation. He shall procure and keep in his files certified copies of the minutes of all meetings of the stockholders and of the Board of Directors of all companies a majority of whose capital stock is owned by this Corporation. He shall be the custodian of the seal of the Corporation, of mortgages, leases, and of such other papers and documents as shall be committed to his care by the Board of Directors. He shall have charge of the stock transfer department and supervision of the transfer of the stocks and of the registration and transfer of the bonds issued by the Corporation. He shall have power to affix the seal of the Corporation to instruments authorized by the Board of Directors and to attest the same; and shall perform such other duties as shall be assigned to him by the Board of Directors. He shall be sworn to the faithful discharge of his duty.

3.07 Assistant Secretaries - The Assistant Secretaries, if there be one or more of them, shall exercise such of the powers and perform such of the duties of the Secretary as shall be assigned to them by the Secretary or the Board of Directors. Each Assistant Secretary of this Corporation be and he hereby is authorized, in the absence or disability of the Secretary, to perform all the duties and exercise all the powers of the Secretary. Any action which in Article I or Article II of these By Laws it is stated shall be taken by or in connection with the Secretary may be taken by or in connection with any Assistant Secretary with the same effect as if he were the Secretary.

3.08 The Treasurer - The Treasurer is authorized to receive and collect all moneys due to the Corporation and to receipt therefor, and to endorse for deposit to the credit of the Corporation in depositories designated by the Board of Directors, checks, drafts, or vouchers drawn to the order of the Corporation or payable to it. He is authorized to pay interest on obligations and dividends on stock when due and payable. He shall cause to be kept in his office true and full accounts of all receipts and disbursements. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall also perform such other duties as shall be assigned to him by the Board of Directors.

3.09 Controller - The Controller, if there be one, shall, subject to the Board of Directors, provide and maintain financial and accounting controls over the business and affairs of the Corporation. He shall maintain, among others, adequate records of the assets, liabilities, and financial transactions of the Corporation, and shall direct the preparation of financial statements, reports, and analyses. He shall perform all acts incident to the position of controller, subject to the control of the Board of Directors, the Chairman, and any Vice President or other executive officer charged by the Board of Directors with general supervision of the financial affairs of the Corporation. If there shall be no Controller, the duties set out above in this 3.09 shall be performed by the Treasurer.

3.10 Assistant Treasurers - The Assistant Treasurers, if there be one or more of them, shall exercise such of the powers and perform such of the duties of the Treasurer as shall be assigned to them by the Treasurer or by the Board of Directors. Each Assistant Treasurer of this Corporation be and he hereby is authorized, in the absence or disability of the Treasurer, to perform all the duties and exercise all the powers of the Treasurer.

3.11 Delegation of Duties - In case of the absence or incapacity of any officer of this Corporation, the Board of Directors may delegate his powers and duties for the time being to any other officer or to any director.

IV. Issue and Transfer of Stock Certificates

4.01 Issuance and Transfer of Stock - The Board of Directors shall provide for issue, transfer, and registration of the certificates representing the capital stock of the Corporation, and shall appoint the necessary officers, transfer agents, and registrars of transfers for that purpose.

4.02 Execution of Certificates - Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the President or by a Vice President, and by the Secretary or an Assistant Secretary thereunto authorized by the Board of Directors.

4.03 Facsimile Signatures, Seal - Unless otherwise ordered by the Board of Directors, the signatures on stock certificates of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President and the Secretary or an Assistant Secretary of the Corporation may be facsimiles engraved or printed and the corporate seal to be affixed thereto may be facsimile, engraved, or imprinted thereon. In case any officer or officers whose facsimile signatures may be used on any stock certificate cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificates have been issued, such certificates shall nevertheless be deemed to have been adopted by the Corporation and may be countersigned and issued by any transfer agent or registrar as though such person or persons whose facsimile signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

4.04 Transfer of Stock - Transfers of stock shall be made on the books of the Corporation only by order of the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors, only upon surrender and cancellation of the old certificate. No new stock certificate shall be issued to a transferee until the transfer has been made on the books of the Corporation.

4.05 Replacement Certificates - In case any stock certificate shall be lost, by theft or otherwise, or destroyed, the Board of Directors in its absolute discretion may order the issuance of a new certificate in lieu thereof, upon delivery to the Corporation of a bond of indemnity satisfactory to the Board.

4.06 Closing Transfer Books, Record Date - The Board of Directors may fix in advance any period of not more than thirty days preceding any dividend payment date or any date for the allotment of rights, during which the stock transfer books shall be closed; or in the event that the Board of Directors shall not have fixed such period, it may fix a date not more than thirty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to receive such dividends or rights, as the case may be.

V. Checks - Notes - Drafts - Etc.

5.01 Unless otherwise directed by the Board of Directors, all notes, acceptances, checks, drafts, and orders for the payment of money shall be signed by the Treasurer, the Controller, or an Assistant Treasurer and any one of the following officers of the Corporation: Chairman of the Board, President, Executive Vice President, Senior Vice President, any Vice President, Secretary, Treasurer, Assistant Secretary, and Assistant Treasurer.

VI. Indemnification of Directors, Officers, Employees and Agents

6.01 Indemnification.

(a) The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b) The Corporation shall indemnify, to the same extent as provided in Section 6.01 (a) of these bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 6.01 (a) above.

(c) In connection with indemnification of officers, directors and other persons pursuant to Sections 6.01 (a) and 6.01 (b) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

(d) The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Sections 6.01 (a), 6.01 (b) or 6.01 (c) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.01 (a) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.01 (d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee's or agent's benefit.

(e) The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

6.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

6.03 Survival of Right. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

VII General Provisions

7.01 Duties - All officers, agents, and employees, in exercise of the powers conferred and the performance of the duties imposed upon them, by these By Laws or otherwise, shall at all times be subject to the direction, supervision, and control of the Board of Directors.

7.02 Execution of Instruments - Except as otherwise ordered by the Board of Directors, the chairman of the Board, the President, the Executive Vice President, a Senior Vice President, and each Vice President shall severally have power to execute on behalf of the Corporation any deed, bond, indenture, certificate, contract, or other instrument, and to cause the corporate seal thereto to be affixed and attested by the Secretary or an Assistant Secretary.

7.03 Stock of the Corporation - Shares of stock belonging to the Corporation need not stand in the name of the Corporation but may be held for the benefit of the Corporation in the individual name of the Chairman of the Board, the President or of the Secretary or the Treasurer or of any other officer designated for the purpose by the Board of Directors. The certificates for stock so held for the benefit of the Corporation shall be in proper transfer form and shall be kept in the safe deposit vaults of the Corporation, subject to access thereto as shall be ordered from time to time by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice-President, or such other officer as may be designated by the Board of Directors to act in the absence of the Chairman of the Board, the President or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the Chairman of the Board, or such other officer of the Corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Chairman of the Board, or such other officer of the Corporation, or such proxy may also exercise any part or all of such voting and other authority, rights and power through execution of an action by written consent in lieu of a meeting of shareholders. The Secretary or any Assistant Secretary may affix the corporate seal to any such proxy or proxies so executed by the Chairman of the Board, or such other officer, and attest the same. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

7.04 Waiver of Notice - Any stockholder, director, or officer may waive any notice required to be given to him under these By Laws.

7.05 Offices - In addition to its principal office in the State of Alabama, the Corporation may have an office or offices, either within or without the State.

7.06 Corporate Seal - The Corporate seal shall be circular in form, with the words "Alagasco, Inc." on the outer margin thereof and bearing on the inner portion the words "Corporate Seal, 1978". The corporate seal may be affixed by impression, printing, engraving, or by use of a rubber stamp.

7.07 Amendment of By Laws - These By Laws may be altered, amended, or repealed at any meeting of stockholders, by vote of the holders, present in person or by proxy, of a majority of all of the stock which at the time shall be entitled to vote at elections of directors, or by the Board of Directors at any meeting thereof, by vote of a majority of all the members of the Board.

The foregoing Bylaws of Energen Corporation are as amended by action of the Board of Directors at its meeting on October 30, 2002.

Assistant Secretary

EXHIBIT 4(e)

THE

ENERGEN CORPORATION

EMPLOYEE SAVINGS PLAN

Amendment and Restatement Effective January 30, 2002

ARTICLE 1

Introduction

Section 1.1 Name. The name of the Plan shall be "The Energen Corporation Employee Savings Plan."

Section 1.2 Effective Date. The terms and conditions of the Plan as herein set forth shall be effective on and after January 30, 2002; provided that the amendment and restatement set forth herein shall not have the effect of eliminating or reducing any early retirement benefit or retirement type subsidy (as defined in regulations promulgated by the Secretary of the Treasury) or eliminating an optional form of benefit in effect immediately prior to January 30, 2002; provided, further, that the amendment and restatement set forth herein shall not apply to a Member who is credited with no service on or after January 30, 2002.

Section 1.3 History and Purpose. The Plan constitutes an amendment and restatement of The Energen Corporation Employee Savings Plan, as amended and in effect prior to January 30, 2002.

One portion of the Plan is intended to qualify under Section 401(a) of the Code as a profit sharing plan which provides a "cash or deferred arrangement" ("CODA") permitted under Section 401(k) of the Code, together with certain employer contributions. This portion of the Plan was in effect prior to October 1, 1989, and has been modified by certain amendments effective October 1, 1989 and thereafter.

Effective October 1, 1989, the Company amended the Plan to add a qualified employee stock ownership plan feature to enable employees to share in the Company's growth and prosperity and to provide them an opportunity to accumulate capital for their economic security after retirement. This second portion of the Plan is intended to qualify for tax-exempt status under Sections 401(a), 409 and 501(a) of the Code and to comply with ERISA. The Plan is a stock bonus plan and is intended to be an employee stock ownership plan ("ESOP") within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. Effective March 1, 2002, the ESOP portion of the Plan is expanded to include Matching Contributions, Elective Contributions, Rollover Contributions and Applicable Dividends invested or reinvested in the Stock Fund.

A secondary purpose of the ESOP is to serve as a means of corporate finance. The Company may use the ESOP to meet its general financing requirements, including capital growth and transfers in the ownership of Company stock. The Plan may receive loans and other extensions of credit to finance the acquisition of Company stock.

ARTICLE 2

Definitions

Each word and phrase defined in this Article 2 shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context.

Section 2.1 Account. The bookkeeping account of a Member kept pursuant to Section 5.1 hereof.

Section 2.2 Acquisition Loan. A loan or other extension of credit to the Plan or ESOP Employers on behalf of the Plan, the proceeds of which will be used only to purchase Company Stock or to repay a previous Acquisition Loan.

Section 2.3 Adjustment Factor. The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

Section 2.4 Annual Additions. The sum of the following amounts credited to a Member's Accounts and to any accounts of the Member under a Related Plan for any Limitation Year:

(a) employer contributions;

(b) employee contributions;

(c) forfeitures;

(d) amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) and 419A(d)(3) of the Code, which is part of a pension or annuity plan maintained by an Employer or Related Employer;

(e) amounts derived from contributions paid or accrued after December 31, 1985, and taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as that term is defined in Section 13.10(h) hereof, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by an Employer, or Related Employer; and

(f) allocations under a simplified employee pension.

Notwithstanding the foregoing, for any Limitation Year for which no more than one-third of the ESOP Contributions used to repay principal and/or interest on an Acquisition Loan are allocated to the ESOP Accounts of Highly Compensated Employees, Annual Additions shall not include a Member's allocable share of Financed Shares which are forfeited during the Plan Year or the Member's allocable share of ESOP Contributions used to pay interest on an Acquisition Loan, provided the Trustee makes the interest payment no later than the due date of the Company's federal income tax return, including extensions, for the fiscal year in which the Limitation Year for which the contribution was made ends. Additionally, Annual Additions shall not include Applicable Dividends.

Section 2.5 Applicable Dividends. Dividends paid to the Trust with respect to Company Stock held in the Stock Fund and with respect to which a Member has been given an election pursuant to Section 15.7 hereof to have such dividends paid to the Trust and (i) reinvested in additional Company Stock or (ii) paid to the Member in cash.

Section 2.6 Average Contribution Percentage. The average (expressed as a percentage) of the Contribution Percentages of the Eligible Members in a group.

Section 2.7 Beneficiary. The person or persons, trusts, or estate entitled to receive any benefits payable under the Plan in the event of a Member's death. The identity of a Member's Beneficiary shall be determined as provided in Section 6.3 hereof.

Section 2.8 Board. The board of directors of the Company.

Section 2.9 Code. The Internal Revenue Code of 1986, as amended from time to time.

Section 2.10 Committee. The Energen Benefits Committee, which shall administer the Plan in accordance with Article 10.

Section 2.11 Company. Energen Corporation and any successor thereto by merger, consolidation, liquidation into a parent corporation or otherwise.

Section 2.12 Company Stock. Common stock of the Company which is readily tradeable on an established securities market. Company Stock may also include noncallable preferred stock which is convertible into common stock at any time and at a reasonable price. Preferred stock will be treated as noncallable if there is a reasonable opportunity for conversion after a call.

Section 2.13 Compensation. Except as otherwise expressly provided, "compensation," as that term is defined in Section 414(s) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

The Committee shall have authority to determine the precise definition of "Compensation" to be used for a Plan Year, provided such definition meets the requirements of Section 414(s) of the Code, and may determine that, for a Plan Year, only amounts paid to an individual while he is a Member shall be taken into account.

Section 2.14 Contribution Percentage. Contribution Percentage shall mean the ratio of the sum of the Matching Contributions and forfeitures allocable to the Matching Contribution Account of an Eligible Member for the Plan Year to the Eligible Member's Compensation for the Plan Year. The Contribution Percentage for an Eligible Member who is a Highly Compensated Employee for a Plan Year and who is eligible to have employee contributions, matching contributions, or elective contributions allocated to his accounts under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by one or more of the Employers shall be determined as if all such employee contributions, matching contributions, and elective contributions were made under a single plan. In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the Contribution Percentage of Eligible Members shall be determined as if all such plans (including this Plan) were a single plan.

Section 2.15 Date of Employment. The date on which an Employee first performs an hour of service for which such Employee is paid or entitled to payment for the performance of duties for the Employer or Related Employer, and the date on which an Employee performs such an hour of service following a Date of Separation.

Section 2.16 Dividend Reinvestment Account. That portion of a Member's Account credited with Applicable Dividends and earnings thereon.

Section 2.17 Date of Separation. The earlier of:

(a) the date an Employee's employment with an Employer or Related Employer terminates by reason of a quit, discharge, retirement or death, or

(b) the first anniversary of the first date of a period in which the Employee remains absent from active employment with an Employer or Related Employer for any reason other than a quit, discharge, retirement, death, or military service as specified in Section 2.68(c) such as vacation, holiday, sickness, disability, leave of absence or layoff. The date of a transfer from employment with one Employer or Related Employer to employment with another Employer or Related Employer shall not constitute a Date of Separation.

Section 2.18 Direct Rollover. A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 2.19 Disability. For any Member, any physical or mental condition that satisfies the requirements for a disability benefit under any retirement plan or long term disability plan maintained by an Employer and covering such Member.

Section 2.20 Distributee. An Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

Section 2.21 Elective Contribution. A contribution made by an Employer on behalf, and at the election, of a Member pursuant to the provisions of Section 4.1 hereof, whether as a Non-ESOP Elective Contribution or an ESOP Elective Contribution.

Section 2.22 Elective Contribution Account. That portion of a Member's Account credited with Elective Contributions made on his behalf and earnings thereon.

Section 2.23 Eligible Employee. An Employee who is a common law employee of an Employer and who is also treated as a common law employee on the payroll records of the Employer other than

(a) a non-resident alien who receives from the Employer no earned income (within the meaning of Section 911(b) of the Code) that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

(b) with respect to periods prior to January 1, 1996, a person employed to work on a specified project of limited duration;

(c) a Leased Employee; or

(d) an individual who has acknowledged in writing that he is rendering service to an Employer as an independent contractor.

In the event it should ultimately be determined that an individual who was not treated as a common law employee of an Employer on the payroll records of the Employer should have been so treated, such individual shall not be treated as an Eligible Employee during the period of time that he was incorrectly treated as other than a common law employee.

Section 2.24 Eligible Member. Any Eligible Employee who is directly or indirectly eligible to make an election under Section 5.3 of the Plan to have Elective Contributions allocated to his Account for all or a portion of the Plan Year. An Eligible Employee shall be considered an Eligible Member if he would be eligible to have Elective Contributions allocated to his Account but for the suspension of such Elective Contributions due to a distribution, loan, or election not to participate in the Plan. An Eligible Employee shall be deemed to be an Eligible Member notwithstanding the fact that no additional Annual Additions may be made to such Eligible Employee's Accounts by reason of Sections 415(c)(1) or 415(e) of the Code.

Section 2.25 Eligible Retirement Plan. An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Section 2.26 Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Distributee under a plan (including the Plan) qualifying under Section 401(a) of the Code, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective for distributions on or after January 1, 2000, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code attributable to a Member's Elective Contribution.

Section 2.27 Employee. Any person who is employed by one or more of the Employers or Related Employers. Except as otherwise provided in Section 2.50, the term Employee includes a Leased Employee.

Section 2.28 Employer (or Employers). The Company, Alabama Gas Corporation, Energen Resources Corporation, Basin Pipeline Corp., EGN Services, Inc., and any other corporation 80% or more of the voting stock of which is owned directly or indirectly by any one or more of the foregoing and which shall, with the approval of the Board, adopt the Plan for its employees. Each Employer does, by participating in the Plan, authorize the Board and the Committee to act for it in all matters arising under or with respect to the Plan and agrees to comply with such other terms and conditions relating to the Plan as the Board may impose.

Section 2.29 Employer Contribution Account. A Member's Matching Contribution Account, his ESOP Account, if any, and his Dividend Reinvestment Account, if any.

Section 2.30 Entry Date. The first day of each calendar month.

Section 2.31 ERISA. The Employee Retirement Income Security Act of 1974, as amended or as it may be amended.

Section 2.32 ESOP Account. The portion of an Account of a Member who is an ESOP Participant credited with the Member's share of ESOP Contributions and earnings thereon.

Section 2.33 ESOP Actual Deferral Percentage. ESOP Actual Deferral Percentage shall mean the ratio of the amount of the ESOP Elective Contribution to be paid over to the Trust Fund under the Plan on behalf of an Eligible Member for a Plan Year to such Member's Compensation for such Plan Year. The ESOP Actual Deferral Percentage for an Eligible Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have ESOP Elective Contributions allocated to his accounts under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by one or more Employers shall be determined as if all such ESOP Elective Contributions were made under a single arrangement. For purposes of determining the ESOP Elective Contributions to be taken into account pursuant to this Section 2.55, the following rules shall apply:

(a) ESOP Elective Contributions shall be taken into account only to the extent such ESOP Elective Contributions relate to Compensation that, but for the election under Section 5.3 hereof, either would have been received by the Member in the Plan Year or is attributable to services performed by the Member during the Plan Year and would have been received by the Member within 2-1/2 months after the end of the Plan Year.

(b) ESOP Elective Contributions shall be taken into account only to the extent such ESOP Elective Contributions are allocated to the Member as of a date within the Plan Year. For purposes of this Section 2.33(b), an ESOP Elective Contribution is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation and performance of services after such date and the Elective Contribution is actually paid over to the trust fund not less than twelve months after the end of the Plan Year to which such ESOP Elective Contribution relates.

(c) ESOP Elective Contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or Section 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan. If two or more plans are permissibly aggregated for purposes of satisfying Section 401(k) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

Section 2.34 ESOP Average Actual Deferral Percentage. The average (expressed as a percentage) of the ESOP Actual Percentages of the Eligible Members in a group.

Section 2.35 ESOP Contribution. The contributions made on behalf of the ESOP Participants by an ESOP Employer pursuant to the provisions of Section 14.1.

Section 2.36 ESOP Elective Contributions. A contribution made by an Employer on behalf, and at the election, of a Member pursuant to the provisions of Section 4.1 hereof, with respect to which the Member has elected pursuant to Section 9.3 hereof to have such contributions initially allocated to the Stock Funds.

Section 2.37 ESOP Employer. The Company, Alabama Gas Corporation, Energen Resources Corporation, Basin Pipeline Corp., EGN Services, Inc., and any Related Employer which adopts this Plan and elects to participate as an "ESOP Employer" all with approval of the Board.

Section 2.38 ESOP Participant. A Member who is an Eligible Employee of an ESOP Employer. Notwithstanding the foregoing, the following Employees shall not be treated as ESOP Participants for purposes of the Plan:

(a) Salaried Employees who were at least 55 years of age and who had completed ten or more Years of Service at August 1, 1989, and who elected in writing on or prior to December 31, 1989, not to participate under the ESOP Plan;

(b) Employees who were at least age 55 and had completed ten or more Years of Service at August 1, 1989, and who were, at such date, members of a bargaining unit covered by a collective bargaining agreement between the Company and Local Union No. 548 of the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada, AFL-CIO-CLC, and who elected in writing on or prior to December 31, 1989, not to participate under the ESOP Plan;

(c) Employees who were at least 55 years of age and had completed ten or more Years of Service at January 1, 1990, or whose age plus Years of Service at such date was at least 85, who were, at such date, members of a bargaining unit covered by a collective bargaining agreement between the Company and Local Union No. 12030 of the United Steelworkers of America, AFL-CIO-CLC, and who elected in writing on or prior to September 30, 1990, not to participate under the ESOP Plan; and

(d) Employees who were at least 55 years of age and had completed ten or more Years of Service at May 1, 1990, or whose age plus Years of Service at such date was at least 85, who were, at such date, members of a bargaining unit covered by a collective bargaining agreement between the Company and the United Steelworkers of America, AFL-CIO-CLC, on behalf of Steelworkers Local Union No. 15456, and who elected in writing on or before December 31, 1990, not to participate under the ESOP Plan.

Section 2.39 ESOP Plan. The provisions of this Plan applicable to ESOP Accounts, Matching Contribution Accounts, Dividend Reinvestment Accounts and Elective Contributions invested in the Stock Fund.

Section 2.40 Excess Deferrals. The amount of Elective Contributions for a calendar year that the Member allocates to the Plan pursuant to the procedure described in Section 4.5 hereof.

Section 2.41 Excess ESOP Elective Contributions. With respect to any Plan Year, the excess of the amount of ESOP Elective Contributions made on behalf of a Highly Compensated Employee for the Plan Year over the maximum amount permitted under the limitations of Section 4.6(d) of the Plan.

Section 2.42 Excess Matching Contributions. With respect to any Plan Year, the excess of the amount of Matching Contributions made on behalf of a Highly Compensated Employee over the maximum amount permitted under the limitations of Section 4.7 of the Plan.

Section 2.43 Excess Non-ESOP Elective Contributions. With respect to any Plan Year, the excess of the amount of Non-ESOP Elective Contributions made on behalf of a Highly Compensated Employee for the Plan Year over the maximum amount permitted under the limitations of Section 4.6(a) of the Plan.

Section 2.44 Financed Shares. Shares of Company Stock acquired with the proceeds of an Acquisition Loan, which may or may not be encumbered by the terms of the Acquisition Loan.

Section 2.45 Former Member. Any person who was at one time a Member of the Plan or The Energen Corporation Unit Employee Savings Plan but who is no longer an Eligible Employee and who has received a complete distribution of the Account that was maintained for him under the Plan.

Section 2.46 Highly Compensated Employee. Any Employee who,

(a) during the current Plan Year or the preceding Plan Year owned (or was considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent ( 5%) of the total combined voting power of all stock of an Employer, or

(b) for the preceding plan year, had Section 415 Compensation in excess of $80,000.00 (as adjusted from time to time by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code).

(c) For purposes of applying Section 318 of the Code to Section 2.46(a) above, Section 318(a)(2) of the Code shall be applied by substituting "5 percent" for "50 percent," and in the case of any Employer which is not a corporation, ownership shall be determined in accordance with regulations prescribed by the Secretary of the Treasury for such purpose.

(d) For purposes of determining the top paid 20% of all Employees in applying Section 2.46(b)(ii) above, the following Employees shall be disregarded:

(i) Employees who have not completed six months of Service,

(ii) Employees who normally work less that 17-1/2 hours per week,

(iii) Employees who normally work during not more than six months during any year,

(iv) Employees who have not attained age 21,

(v) except to the extent otherwise provided in regulations promulgated by the Secretary of the Treasury, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and an Employer, and

(vi) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employers and Related Employers which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

(e) A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he separated from Service or was a Highly Compensated Employee at any time after attaining age 55.

Section 2.47 Inactive Member. A person who was at one time a Member of the Plan or The Energen Corporation Unit Employee Savings Plan but who is no longer an Eligible Employee and who has not yet received a complete distribution of his Account under the Plan.

Section 2.48 Investment Manager. A person or organization who is appointed under Section 10.5 hereof to manage or direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Section 2.49 Investment Option. One of the options described in Article 9 or Section 15.6 hereof or established by the Committee pursuant to Article 9 or Section 15.6, under which amounts credited to a Member's Account may be invested.

Section 2.50 Leased Employee. Any person (other than an Employee of an Employer or Related Employer) who pursuant to an agreement between an Employer or Related Employer ("recipient") and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and

(a) with respect to periods prior to January 1, 1997, such services are of a type historically performed by employees in the business field of the recipient, or

(b) with respect to periods after December 31, 1996, such services are performed under primary direction or control by the recipient.

A Leased Employee shall not be considered an Employee of the recipient if:

(c) such Leased Employee is covered by a money purchase pension plan providing:

(i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code,

(ii) immediate participation, and

(iii) full and immediate vesting; and

(d) Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

Section 2.51 Limitation Year. The calendar year.

Section 2.52 Matching Contribution. The contributions made on behalf of the Members by an Employer pursuant to the provisions of Section 4.2 hereof.

Section 2.53 Matching Contribution Account. That portion of a Member's Account credited with the Member's share of Matching Contributions made by his Employer and earnings thereon.

Section 2.54 Member. An Eligible Employee who has commenced participation in the Plan as provided in Section 3.1 and who has an Account under the Plan.

Section 2.55 Non-ESOP Actual Deferral Percentage. Non-ESOP Actual Deferral Percentage shall mean the ratio of the amount of the Non-ESOP Elective Contribution to be paid over to the Trust Fund under the Plan on behalf of an Eligible Member for a Plan Year to such Member's Compensation for such Plan Year. The Non-ESOP Actual Deferral Percentage for an Eligible Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Non-ESOP Elective Contributions allocated to his accounts under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by one or more Employers shall be determined as if all such Non-ESOP Elective Contributions were made under a single arrangement. For purposes of determining the Non-ESOP Elective Contributions to be taken into account pursuant to this Section 2.55, the following rules shall apply:

(a) Non-ESOP Elective Contributions shall be taken into account only to the extent such Non-ESOP Elective Contributions relate to Compensation that, but for the election under Section 5.3 hereof, either would have been received by the Member in the Plan Year or is attributable to services performed by the Member during the Plan Year and would have been received by the Member within 2-1/2 months after the end of the Plan Year.

(b) Non-ESOP Elective Contributions shall be taken into account only to the extent such Elective Contributions are allocated to the Member as of a date within the Plan Year. For purposes of this Section 2.55(b) , a Non-ESOP Elective Contribution is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation and performance of services after such date and the Non-ESOP Elective Contribution is actually paid over to the trust fund not less than twelve months after the end of the Plan Year to which such Non-ESOP Elective Contribution relates.

(c) Non-ESOP Elective Contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or Section 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan. If two or more plans are permissibly aggregated for purposes of satisfying Section 401(k) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

Section 2.56 Non-ESOP Average Actual Deferral Percentage. The average (expressed as a percentage) of the Non-ESOP Actual Deferral Percentages of Eligible Members in a group.

Section 2.57 Non-ESOP Elective Contributions. Elective Contributions that are not ESOP Elective Contributions.

Section 2.58 Nonhighly Compensated Employee. An Employee who is not a Highly Compensated Employee.

Section 2.59 Normal Retirement Date. The 65th birthday of a Member.

Section 2.60 Parent's Absence. Absence by an Employee from work for an Employer or Related Employer for any period

(a) by reason of the Employee's pregnancy,

(b) by reason of the birth of a child of the Employee,

(c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

(d) for purposes of caring for such a child for a period beginning immediately following such birth or placement;

provided, however, that an Employee who fails to provide the Committee such timely information as the Committee may require to establish that an absence from work is for reasons referred to above and the number of days for which there was such an absence shall not be deemed to have been absent from work as a result of a Parent's Absence.

Section 2.61 Pay. The amount of base salary plus overtime pay paid to a Member for services as an Eligible Employee while the Member is a Member. For this purpose, the term base salary includes any elective deferrals made under Sections 401(k) and/or 125 of the Code which are otherwise not included in a Member's gross income. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Pay of each Employee taken into account under the Plan shall not exceed $200,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

Section 2.62 Plan. The Energen Corporation Employee Savings Plan as set forth herein or in any amendments hereto.

Section 2.63 Plan Year. The calendar year.

Section 2.64 Related Employer. A corporation which is a member of a "controlled group" of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (c)(3)(C) of the Code) including an Employer; any trade or business, whether or not incorporated, which is under "common control" (within the meaning of Section 414(c) of the Code) with an Employer; any trade or business, whether or not incorporated, that is a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) that includes an Employer; and any trade or business, whether or not incorporated, that is required to be aggregated with an Employer for purposes of Section 414(o) of the Code.

Section 2.65 Related Plan. A

(a) "defined contribution plan" (as defined in Section 415(k) of the Code), other than this Plan,

(b) separate account established for a Member under a "defined benefit plan" (as defined in Section 415(k) of the Code), and

(c) separate account established for a Member pursuant to Section 419(d) of the Code under a plan, maintained by an Employer or Related Employer or by any trade or business (whether or not incorporated) which would be a Related Employer if the phrase "more than 50%" were substituted for the phrase "at least 80%" each place it appears in Section 1.563(a)(1) of the Code.

Section 2.66 Rollover Account. That portion of a Member's Account credited with rollover contributions under Section 4.5 hereof and earnings thereon.

Section 2.67 Section 415 Compensation. "Compensation," as defined in Section 1.415-2(d)(11)(ii) of the Treasury Regulations, paid to a Member for a Plan Year, but taking into account and including, for such purpose, any elective deferrals (as that term is defined in Section 401(g)(3) of the Code) and any amount which is contributed or deferred by the Employer at the election of the Member and which is not includable in gross income of the Member by reason of Sections 125 or 457 of the Code.

Section 2.68 Service. The aggregate of an Employee's period or periods of employment with one or more Employers or Related Employers, measured from Date of Employment to Date of Separation and computed to complete months, provided that:

(a) Service shall also include the period following a Date of Separation as defined in Section 2.17(a) and ending on the Employee's next Date of Employment if such Date of Employment occurs within the 12 consecutive month period following such Date of Separation; provided that if an Employee's Date of Separation as defined in Section 2.17(a) occurs while the Employee is otherwise absent from employment, the period following such Date of Separation shall be counted as Service only if the Employee's next Date of Employment occurs within the 12 consecutive month period following the commencement of such other absence from employment.

(b) Service shall include any periods of absence from active employment followed by a Date of Separation and periods of approved leaves of absence granted in accordance with a nondiscriminatory leave policy. If the Employee does not return to the active employ of an Employer or Related Employer at the time agreed upon by the Employee and such Employer or Related Employer, the Employee's Date of Separation for the purpose of computing his Service shall be deemed to have occurred on the earlier of the date agreed upon for the Employee's return or the first anniversary of the date the Employee was first absent on leave.

(c) Service shall include, to the extent required by federal law, periods of active service in the Armed Forces of the United States giving rise to reemployment rights provided the Employee complied with the requirements of such federal law and was in fact reemployed by an Employer or Related Employer. If such Employee is not reemployed by an Employer or Related Employer within the time prescribed by federal law, such Employee's Date of Separation for the purpose of computing his Service shall be deemed to have occurred on the date he left the employ of the Employer or Related Employer for the military service.

Section 2.69 Stock Fund. The portion of the Trust Fund invested in Common Stock in accordance with Section 9.1 hereof.

Section 2.70 Suspense Account. The separate bookkeeping account to hold the Financed Shares acquired with each Acquisition Loan until they are released as described in Section 14.2(f), and the dividends paid on such Shares until the dividends are either released or used to repay the Acquisition Loan.

Section 2.71 Trust Agreement. An agreement entered into by the Company and one or more Trustees to govern the Trust Fund, which agreement may also provide for holding funds under any other plan maintained by the Company or an Employer.

Section 2.72 Trust Fund. The sum of the contributions made hereunder and held by the Trustee or Trustees in a trust or trusts created pursuant hereto increased by any profits or income thereon and decreased by any losses or reasonable expenses incurred in the administration of the Trust Fund and any payments made therefrom under the Plan.

Section 2.73 Trustee. The one or more individuals, banks, or trust companies from time to time holding the Trust Fund.

ARTICLE 3

Membership, Inactive Members and Former Members

Section 3.1 Membership.

(a) Each person who was a Member of the Plan immediately prior to January 30, 2002, shall continue as a Member of the Plan from and after such date, subject to the terms and provisions hereof.

(b) Except as provided in Section 3.1(a) above, an individual shall become a Member of the Plan on the Entry Date which follows or coincides with his completion of three months of Service if he is an Eligible Employee on such Entry Date. If an individual is not an Eligible Employee on such Entry Date but subsequently becomes an Eligible Employee, he shall become a Member on the date he becomes an Eligible Employee.

(c) A Former Member or Inactive Member who again becomes an Eligible Employee shall again become a Member on the date he again becomes an Eligible Employee.

Section 3.2 Inactive Members. A Member shall cease to be a Member and become an Inactive Member on the date he ceases to be an Eligible Employee.

Section 3.3 Former Members. An Inactive Member shall become a Former Member on the date he receives distribution of his entire Account under the Plan.

ARTICLE 4

Contributions

Section 4.1 Elective Contributions.

(a) The Employers shall for each Plan Year make Elective Contributions to the Trust Fund in such amounts as are required to comply with the elections made by Members pursuant to the provisions of Section 5.3 hereof. Each Employer shall contribute the amount which Members have elected to have contributed as Elective Contributions with respect to Pay paid by such Employer.

(b) Elective Contributions referable to Pay paid during a calendar month shall be paid over to the Trustee as promptly as practicable after the end of such calendar month.

Section 4.2 Matching Contributions.

The Employer shall for each Plan Year contribute to the Trust Fund Matching Contributions in such amounts, which together with forfeitures, shall be sufficient to meet the requirements of Section 5.4 hereof. Each Employer shall contribute Matching Contributions referable to the Elective Contributions which are subject to being matched in accordance with the provisions set forth in said Section 5.4 as are made with respect to Pay paid by such Employer.

(a) The Matching Contribution of an Employer for any Plan Year may be made in cash or Stock. For purposes of determining the amount of the Matching Contribution hereunder, and for all of the purposes of this Plan unless otherwise expressly provided, if such Matching Contribution is paid in Stock, such Stock paid to the Fund shall be valued at the daily closing price of shares of the Stock, as reported by the New York Stock Exchange, or, if such Stock is not listed on the New York Stock Exchange, such other exchange on which such Stock is, or may be, listed, or as quoted on any system sponsored by a national securities association on the date on which the Company or an Employer contributes such Stock to the Plan. If such Stock is not listed on the New York Stock Exchange or any other exchange or is not quoted on any system sponsored by a national securities association, such Stock shall be valued by an independent appraiser who meets requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code and who is selected by the Company. The same method of valuation shall be applied in determining the value of Stock that is forfeited pursuant to Section 5.2(d) and that reduces the amount of the Matching Contributions.

(b) An Employer's Matching Contributions referable to Elective Contributions withheld from Pay paid during a calendar month shall be paid over to the Trustee as promptly as practicable after the end of such calendar month; provided that an Employer's total Matching Contribution for a Plan Year shall be paid over to the Trustee not later than thirty (30) days after the end of such Plan Year.

Section 4.3 Rollover Contributions and Direct Rollovers.

(a) Rollover Contributions. The Plan shall also accept rollover contributions consisting of Eligible Rollover Distributions from trusts constituting part of plans qualifying under Section 401(a) of the Code, or a rollover contribution from an individual retirement account to the extent such rollover contribution is described in Section 408(d)(3)(A)(ii) of the Code. Such rollover contributions may be made at such time, in such manner, and in such form as may be prescribed by the Committee through uniform and nondiscriminatory rules, and shall be subject to the following requirements:

(i) Rollover contributions shall be treated as all other contributions for purposes of distributions under Article 6 hereof, for purposes of loans under Article 8, and for purposes of investments under Article 9 hereof.

(ii) Rollover contributions shall not be subject to the limitations of Section 5.6. Rollover contributions shall be treated along with other amounts for purposes of revaluation under Section 5.8 and deductions under Section 5.9.

(iii) Special withdrawal provisions that are set forth in Section 7.2 shall apply to rollover contributions.

(b) Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 4.3(b), a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution payable under this Plan paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Section 4.4 Profits Not Required. The Employers shall, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within a Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.

Section 4.5 Restriction on Elective Contributions. Notwithstanding anything to the contrary herein, no Member shall be permitted to have Elective Contributions made under this Plan during any calendar year in excess of $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury. In the event a Member's Elective Contributions under the Plan for a calendar year, plus the sum of

(a) any elective contributions under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the gross income of the Member for the calendar year under Section 402(a)(8) of the Code, determined without regard to Section 402(g) of the Code, plus

(b) any employer contributions to a simplified employee pension (as defined in Section 408(k) of the Code) to the extent not includable in the gross income of the Member for the calendar year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code), plus

(c) any employer contributions to an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code) to the extent not includable in the gross income of the member for the calendar year on account of Section 403(b) of the Code (determined without regard to Section 402(g) of the Code)

would exceed $7,000 (increased, but not to an amount in excess of $9,500, by the amount of any employer contributions in the taxable year described in Section 4.5(c) above) multiplied by the Adjustment Factor, the Member may, not later than March 1 following the close of the calendar year for which such excess deferrals were made, allocate the amount of such excess deferrals among the plans under which the deferrals were made and may notify each such plan of the portion allocated to it. In the event such Member shall, not later than March 1 following the close of the taxable year for which such excess deferrals were made, so notify the Plan that an amount of such excess deferrals has been allocated to it pursuant to the foregoing sentence, such amount, which shall be deemed Excess Deferrals, shall, together with any income or loss allocable to such amount up to the date of distribution, be distributed to the Member not later than April 15 following such March 1. The income or loss allocable to such Excess Deferrals is the income or loss allocable to the Member's Elective Contribution Account for the taxable year multiplied by a fraction, the numerator of which is the amount of such Member's Excess Deferrals allocated to the Plan for the year, and the denominator of which is the Balance of the Member's Elective Contribution Account without regard to any income or loss occurring during such taxable year. If there is a loss allocable to the Excess Deferrals, the Excess Deferrals shall in no event be less than the lesser of the Member's Elective Contribution Account or the Member's Elective Contribution for the Plan Year.

Section 4.6 Average Actual Deferral Percentage Limitations.

(a) Notwithstanding anything herein to the contrary, the Average Non-ESOP Actual Deferral Percentage for all Eligible Members who are Highly Compensated Employees must bear a relationship to the Non-ESOP Average Actual Deferral Percentage for all Eligible Members who are Nonhighly Compensated Employees which meets one of the following tests:

(i) The Non-ESOP Average Actual Deferral Percentage for the Eligible Members who are Highly Compensated Employees shall not exceed the Non-ESOP Average Actual Deferral Percentage for Eligible Members who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The Non-ESOP Average Actual Deferral Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Non-ESOP Average Actual Deferral Percentage for Eligible Members who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Non-ESOP Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Non-ESOP Average Actual Deferral Percentage for Eligible Members who are Nonhighly Compensated Employees by more than two (2) percentage points.

The tests in (i) and (ii) above shall be applied using the Non-ESOP Average Actual Deferred Percentage for the Highly Compensated Employees for the current Plan Year and the Non-ESOP Average Actual Deferral Percentage for the Nonhighly Compensated Employees for the preceding Plan Year.

(b) If the Code Section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Committee will determine the amount of excess Elective Contributions with respect to Members who are Highly Compensated Employees. To do so, the Committee will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed below and not the amount to be distributed to any individual): first, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Non-ESOP Actual Deferral Percentage shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(k)(3) limits, or (ii) cause such Employee's Non-ESOP Actual Deferral Percentage to equal the Non-ESOP Actual Deferral Percentage of the Highly Compensated Employee with the next highest Non-ESOP Actual Deferral Percentage, and then this process will be repeated until the Plan satisfies the Code Section 401(k)(3) limits. The aggregate amount of reductions determined above shall be distributed, first, to the Highly Compensated Employee or Highly Compensated Employees with the highest dollar amounts of Non-ESOP Elective Contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess Non-ESOP Elective Contributions for the Plan Year determined above, or (ii) the amount necessary to cause the amount of such Employees' Non-ESOP Elective Contributions to equal the amount of the Non-Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of Non-ESOP Elective Contributions. This process is repeated until the aggregate amount distributed under this Subsection (b) equals the amount of excess Non-ESOP Elective Contributions determined above. The income allocable to excess Non-ESOP Elective Contributions is determined by multiplying the income for the Plan Year allocable to the Member's Elective Contribution Account by a fraction, the numerator of which is the excess Non-ESOP Elective Contributions with respect to the Member for the Plan Year and the denominator of which is the balance of the Member's Elective Contribution Account as of the end of the Plan Year, reduced by the gain allocable to such Elective Account for the Plan Year and increased by the loss allocable to the Elective Account for the Plan Year. Distributions required hereby shall, if possible, be made within two and one-half months of the close of the Plan Year, and must be made prior to the close of the Plan Year following the Plan Year for which the excess Non-ESOP Elective Contributions were made, and must be designated as a distribution of excess Non-ESOP Elective Contributions (and income).

(c) Notwithstanding the foregoing, the amount of excess Non-ESOP Elective Contributions to be distributed shall be reduced by Excess Deferrals which consist of Non-ESOP Elective Contributions previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year shall be reduced by excess Non-ESOP Elective Contributions previously distributed for the Plan Year beginning with or within such taxable year.

(d) Notwithstanding anything herein to the contrary, the ESOP Average Actual Deferral Percentage for all Eligible Members who are Highly Compensated Employees must bear a relationship to the ESOP Average Actual Deferral Percentage for all Eligible Members who are Nonhighly Compensated Employees which meets one of the following tests:

(i) The ESOP Average Actual Deferral Percentage for the Eligible Members who are Highly Compensated Employees shall not exceed the ESOP Average Actual Deferral Percentage for Eligible Members who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The ESOP Average Actual Deferral Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Members who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the ESOP Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the ESOP Average Actual Deferral Percentage for Eligible Members who are Nonhighly Compensated Employees by more than two (2) percentage points.

The tests in (i) and (ii) above shall be applied using the ESOP Average Actual Deferred Percentage for the Highly Compensated Employees for the current Plan Year and the ESOP Average Actual Deferral Percentage for the Nonhighly Compensated Employees for the preceding Plan Year.

(e) If the Code Section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Committee will determine the amount of excess ESOP Elective Contributions with respect to Members who are Highly Compensated Employees. To do so, the Committee will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed below and not the amount to be distributed to any individual): first, the ESOP Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(k)(3) limits, or (ii) cause such Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage, and then this process will be repeated until the Plan satisfies the Code Section 401(k)(3) limits. The aggregate amount of reductions determined above shall be distributed, first, to the Highly Compensated Employee or Highly Compensated Employees with the highest dollar amounts of ESOP Elective Contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess ESOP Elective Contributions for the Plan Year determined above, or (ii) the amount necessary to cause the amount of such Employees' Elective Contributions to equal the amount of the ESOP Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of ESOP Elective Contributions. This process is repeated until the aggregate amount distributed under this Subsection (b) equals the amount of excess ESOP Elective Contributions determined above. The income allocable to excess ESOP Elective Contributions is determined by multiplying the income for the Plan Year allocable to the Member's Elective Contribution Account by a fraction, the numerator of which is the excess ESOP Elective Contributions with respect to the Member for the Plan Year and the denominator of which is the balance of the Member's Elective Contribution Account as of the end of the Plan Year, reduced by the gain allocable to such Elective Account for the Plan Year and increased by the loss allocable to the Elective Account for the Plan Year. Distributions required hereby shall, if possible, be made within two and one-half months of the close of the Plan Year, and must be made prior to the close of the Plan Year following the Plan Year for which the excess ESOP Elective Contributions were made, and must be designated as a distribution of excess ESOP Elective Contributions (and income).

(f) Notwithstanding the foregoing, the amount of excess Elective Contributions to be distributed shall be reduced by Excess ESOP Deferrals which consist of ESOP Elective Contributions previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year shall be reduced by excess ESOP Elective Contributions previously distributed for the Plan Year beginning with or within such taxable year.

Section 4.7 Average Contribution Percentage Limitation.

(a) Notwithstanding anything to the contrary herein, the Average Contribution Percentage for all Eligible Members who are Highly Compensated Employees must bear a relationship to the Average Contribution Percentage for all Eligible Members who are Nonhighly Compensated Employees which meets one of the following tests:

(i) The Average Contribution Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Members who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The Average Contribution Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Members who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Members who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Members who are Nonhighly Compensated Employees by more than two (2) percentage points.

The tests in (i) and (ii) above shall be applied using the Average Contribution Percentage for the Highly Compensated Employees for the current Plan Year and the Average Contribution Percentage for the Nonhighly Compensated Employees for the preceding Plan Year.

(b) If the Code Section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 401(m)(2)(A) of the Code shall be considered to be excess Matching Contributions. The Committee shall determine the amount of excess Matching Contributions. To do so, the Committee will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed below and not the amount to be distributed to any individual): first the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(m) limits or (ii) cause such Employee's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage, and then this process will be repeated until the Plan satisfies the Code Section 401(m) limits. In no event will excess Matching Contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year. The aggregate amount of reductions determined above shall be distributed, first, to the Highly Compensated Employee or Highly Compensated Employees with the highest dollar amounts of Matching Contributions in an amount equal to the lesser of (i) the total amount of excess Matching Contributions for the Plan Year determined above, or (ii) the amount necessary to cause the amount of such Employees' Matching Contributions to equal the amount of the Matching Contributions of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions. This process is repeated until the aggregate amount distributed under this Subsection (b) equals the amount of excess Matching Contributions determined above. The income allocable to excess Matching Contributions is determined by multiplying the income for the Plan Year allocable to the Member's Matching Contribution Account by a fraction, the numerator of which is the excess Matching Contributions with respect to the Member for the Plan Year and the denominator of which is the balance of the Member's Matching Contribution Account as of the end of the Plan Year, reduced by the gain allocable to such Matching Contribution Account for the Plan Year and increased by the loss allocable to the Matching Contribution Account for the Plan Year. Distributions required hereby shall, if possible, be made within two and one-half months of the close of the Plan Year, must be made prior to the close of the Plan Year following the Plan Year for which the excess Matching Contributions were made, and must be designated as a distribution of excess Matching Contributions (and income). excess Matching Contributions shall be treated as employer contributions for purposes of Sections 401(a)(4), 404 and 415 of the Code even if distributed from the Plan. Notwithstanding the foregoing, to the extent a Member would receive a distribution of excess Matching Contributions pursuant to this Section 4.7 which relate to Matching Contributions in which the Member does not have a vested interest, such portion of the excess Matching Contributions shall not be distributed to such Member but instead shall be treated as a forfeiture under the Plan.

(c) Any distribution or forfeiture of excess Matching Contributions under this Section 4.7 shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

Section 4.8 Applicable Dividends. The Company shall pay Applicable Dividends to the Trustee as of the payment date for such Applicable Dividends. Unless a Member has elected to receive such Applicable Dividends in cash pursuant to Sections 15.7 and 15.8 hereof, any such Applicable Dividends paid to the Trustee with respect to a Member shall be credited to the Member's Dividend Reinvestment Account.

ARTICLE 5

Accounts of Members

Section 5.1 Individual Account for Each Member. The Committee or, if the Committee so determines, the Trustee, shall maintain an Account for each Member, Former Member, and Beneficiary of a deceased Member. Each Account shall be divided into

(a) an Elective Contribution Account to reflect the Elective Contributions made on behalf of the Member and investment gains and losses attributable thereto;

(b) a Matching Contribution Account to reflect the Matching Contributions and forfeitures allocable to such Member and investment gains and losses attributable thereto;

(c) a Rollover Account to reflect any rollover contributions made by the Member and investment gains and losses attributable thereto;

(d) in the case of an ESOP Participant, an ESOP Account to reflect the ESOP Contributions and forfeitures allocable to such Member and investment gains and losses attributable thereto; and

(e) a Dividend Reinvestment Account to reflect Applicable Dividends allocable to a Member and not distributed pursuant to Section 15.8 hereof.

Section 5.2 Vesting.

(a) A Member's vested interest in his Account shall be equal to his vested interest in his Elective Contribution Account, his vested interest in his Rollover Account, his vested interest in any insurance policies purchased for his Account pursuant to Section 9.2(a) hereof, his vested interest in his Matching Contribution Account, his vested interest in his ESOP Account, and his vested interest in his Dividend Reinvestment Account.

(b) A Member shall at all times have a fully vested interest in his Rollover Account, any insurance policies purchased for him pursuant to Section 9.2(a) hereof, his Elective Contribution Account and his Dividend Reinvestment Account.

(c) A Member shall have a fully vested interest in an Employer Contribution Account from and after the first to occur of the following:

(i) his Normal Retirement Date (or any date thereafter), provided he is an Eligible Employee on such date;

(ii) the date as of which he ceases to be an Eligible Employee as a result of a Disability;

(iii) the date of his death while an Eligible Employee;

(iv) the date as of which the Plan is terminated or as of which there is a complete discontinuance of contributions, if he is an Employee on such date;

(v) the third anniversary of the date he became a Member in the Plan if his Service has continued without interruption from such date to such third anniversary; or

(vi) the date as of which he completes his third year of Service.

In the event the Plan is partially terminated, each Member affected by such partial termination shall have a fully vested interest in any Employer Contribution Account affected by such partial termination. However, in the event Matching Contributions or ESOP Plan contributions are subsequently made for such Member, a new Employer Contribution Account, or new Employer Contribution Accounts, as the case may be, shall be established for such Member, and such Member's vested interest therein shall be determined in accordance with the foregoing provisions of this Section 5.2(c).

(d) In the event a Member who does not have a vested interest in an Employer Contribution Account is absent from service with the Employer or Related Employers for a period of 60 consecutive months commencing on his Date of Separation or other subsequent date as of which his Service is deemed to terminate pursuant to the provisions of Section 2.68(a), 2.68(b) or 2.68(c), the Member shall forfeit all interest in such Employer Contribution Account as of the last day of such 60-month period. Notwithstanding the foregoing, in the event a Member is deemed to have a Date of Separation pursuant to Section 2.17(b) and who is absent from service beyond the first anniversary of the first date of absence by reason of a Parent's Absence, any period of absence after such first anniversary of the first date of such absence and prior to the second anniversary of the first date of such absence shall not be taken into account for purposes of the foregoing sentence.

(e) In the event a Member who does not have a vested interest in an Employer Contribution Account ceases to be an Employee and receives a distribution of his vested interest in his Account in accordance with the provisions of Article 6 hereof prior to forfeiting his interest in such Employer Contribution Account pursuant to Section 5.2(d) above, the Member shall forfeit all interest in such Employer Contribution Account. In the event such a Former Member again becomes an Employee within 60 months after the date of such distribution and repays to the Plan the amount distributed to him, less any amount distributed to him which represented the balance of his Rollover Account, if any, within 60 months after the date he again becomes an Employee, his Employer Contribution Account shall be restored, and the amount so repaid by the Member to the Plan shall be credited to the Member's Elective Contribution Account.

Section 5.3 Elective Contributions. As of the date he becomes a Member and as of any date thereafter (and subject to Section 5.3(h) below), a Member may elect to have his Pay which he could otherwise elect to receive in cash and which is not otherwise currently available to him reduced by a specified portion of such Pay and have such specified portion contributed to his Account, with such contribution being known as an Elective Contribution, subject to the following rules:

(a) A Member may elect to have Elective Contributions made in any amount equal to any whole percentage of his Pay, not to exceed 30% thereof and not less than 2% thereof; provided, that in the case of a Member who is a Highly Compensated Employee such percentage shall not exceed 10%, provided, however, that any Elective Contributions made in accordance with the provisions of section 5.3(g) hereof shall not be taken into account for purposes of ensuring that such 30% or 10% limitations have been exceeded.

(b) A Member may change the specified percentage from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Committee, which rules shall permit a change no less often than annually.

(c) A Member may suspend his Elective Contribution election at any time and may elect to have Elective Contributions made on his behalf at any time.

(d) A Member's Elective Contribution election shall be canceled as of the date he ceases to be an Eligible Employee. An Inactive Member or Former Member who again becomes a Member shall be entitled again to elect to have Elective Contributions made on his behalf as of the Entry Date coinciding with or next following the date he again becomes a Member.

(e) A Member's Pay shall be reduced by the amount of Elective Contributions made on his behalf.

(f) All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections.

(g) Such Elective Contribution may include (or consist entirely of) contributions made from benefit credits under the Energen Flexible Benefits Program. Members may make elections and changes in elections with respect to Elective Contributions from such benefit credit at such times as permitted under the Energen Flexible Benefits Program.

(h) Elective Contributions made with respect to a Member or Inactive Member shall be allocated to the Elective Contribution Account of such Member or Inactive Member on the date such Elective Contributions are received by the Trustee.

Section 5.4 Matching Contributions.

There shall be allocated to the Matching Contribution Account of each Member and of each Inactive Member who was a Member during a calendar month, Matching Contributions and forfeitures in an amount equal to a percentage of his Elective Contributions, exclusive of the Elective Contributions made pursuant to section 5.3(g) hereof, for such calendar month. Such percentage shall be specified by the Board in a resolution adopted before the beginning of the Plan Year in which such calendar month occurs, provided that, if the Board adopts no resolution pertaining to such Plan Year within the time specified, the percentage shall be 50% of the Member's or Inactive Member's Elective Contributions, exclusive of the Elective Contributions made pursuant to section 5.3(g) hereof, that was made at a rate up to, but not exceeding, 6% of his Pay.

(a) Fractional shares of Stock shall be allocated to Matching Contribution Accounts.

Section 5.5 Allocation of Forfeitures. The amount of any Matching Contribution Account forfeited by a Member pursuant to Section 5.2 shall be applied to reduce Matching Contributions and shall be allocated along with such Matching Contribution among the Matching Contribution Accounts of Members, as provided in Section 5.4. The amount of any ESOP Contribution Account forfeited by an ESOP Participant pursuant to Section 5.2 may at the discretion of the Committee be applied to reduce any required ESOP Contribution or shall otherwise be allocated along with discretionary ESOP contributions among the ESOP Stock Accounts of ESOP Participants, as provided in Section 15.4.

Section 5.6 Annual Addition Limits. Notwithstanding anything hereto to the contrary, allocations to the Account of a Member or Inactive Member shall comply with the requirements of this Section 5.6.

(a) Subject to Section 5.6(b) below, the total amount of the Annual Additions which may be credited under this Plan to the Account of any Member or Inactive Member during any Limitation Year shall not exceed the lesser of (i) or (ii) below, less (iii) below, where

(i) is 25% of such Member's or Inactive Member's Section 415 Compensation for the Limitation Year;

(ii) is $30,000, adjusted for Plan Years beginning after December 31, 1994, for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury; and

(iii) is the sum of the Annual Additions credited to any Member's or Inactive Member's account under such Related Plan or Plans for any period ending with or during such Limitation Year.

(b) For any Limitation Year for which no more than one-third of the ESOP Contributions are allocated to the ESOP Accounts of Highly Compensated Employees, the total amount of the Annual Additions which may be credited to the ESOP Account of any Member or Inactive Member shall not exceed the lesser of (i) or (ii) below, where

(i) is 25% of such Member's or Inactive Member's Section 415 Compensation for the Limitation Year, less the amount of any Annual Additions credited to such Member's other Accounts hereunder and any accounts under any Related Plan or Plans for any period ending with or during such Limitation Year; and

(ii) is the excess of the sum of the amount described in paragraph (a)(ii) above plus the lesser of the amount described in (a)(ii) above or the amount of Company Stock contributed, or purchased with cash contributed, to the Plan for the Limitation Year over the amount of the Annual Additions credited to the Member's or Inactive Member's other Accounts under the Plan and any Annual Additions to such Member's or Inactive Member's accounts under any Related Plan or Plans for any period ending with or during such Limitation Year.

(c) For purposes of determining whether the limitations provided in this Section 5.6 are met for a Limitation Year, the cost basis of any Financed Shares and the fair market value of other shares of Company Stock allocated to the ESOP Account of a Member shall be used.

(d) The limit described in paragraph (a)(ii) above shall not apply to any Annual Addition consisting of a contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service or of an amount described in Section 415(l)(1) of the Code.

(e) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Member's Section 415 Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of this Section, or other limited facts and circumstances that the Commissioner finds justify the availability of the following rules, the amount otherwise allocable to the Account of a Member or Inactive Member will exceed the foregoing limitations, then the amounts allocable to such Account shall be reduced as follows:

(i) First the amount of the ESOP Contributions and forfeitures allocable to such Member's ESOP Account shall be reduced to the extent necessary so that such limitation will not be exceeded;

(ii) Second, the amount of Matching Contributions and forfeitures allocable to such Member's Matching Contribution Account shall then be reduced to the extent necessary so that such limitations are not exceeded;

(iii) If, after the foregoing reductions, the limitations are still exceeded, the amount of Elective Contributions allocable to such Account shall be reduced to the extent necessary so that such limits are not exceeded.

(f) The amount of any reductions pursuant to the provisions of Section 5.6(e) above shall be allocated as of the last day of the Limitation Year among the Accounts of remaining Members in proportion to the respective amounts of Pay received by each such Member from such Employer; provided, that the amount of any reductions pursuant to paragraph (e)(i) above shall be allocated to the ESOP Accounts of those Members who are ESOP Participants and the amount of any reductions pursuant to paragraph (e)(ii) above shall be allocated to the Matching Contribution Accounts of the remaining Members. If the entire amount of such reduction may not be so allocated without exceeding the limitations set forth above for all Members, the Trustee shall, if required by the Code and regulations issued thereunder from time to time, hold any shares of Company Stock which may not be allocated in an unallocated suspense account under the Plan. Any income produced by these shares shall also be held in such suspense account. In each successive Plan Year, the unallocated shares of Company Stock shall be released from the suspense account on a first-in first-out basis and applied to reduce the Matching Contribution for successive Plan Years until exhausted. If a determination of value is required for this allocation, such value shall be determined as provided in Section 4.2(a), and the date as of which the allocation occurs shall be treated as the date on which the transfer of Company Stock occurred. If amounts other than Company Stock remain unallocated, the Trustee shall hold such amounts in an unallocated suspense account under the Plan. In each successive Plan Year, the unallocated amounts shall be released from the suspense account on a first-in first-out basis and applied to reduce the Matching Contributions of Employers for such Plan Year.

(g) Notwithstanding the foregoing, the amount of excess Annual Additions allocated to the Accounts of Members for the Limitation Years ending December 31 of 1990, 1991, 1992, and 1993, adjusted for any gain or loss attributable to such excess Annual Additions, shall be removed from such Members' Accounts (in the order provided in paragraph (e) above) and placed in an unallocated suspense account to be used to reduce future Matching Contributions and ESOP Contributions. No Matching Contributions or ESOP Contributions shall be made until all amounts in such suspense account have been exhausted. In the event any Member to whom excess Annual Additions were allocated for one or more of such Limitation Years separates from service and receives a distribution of his or her benefit prior to the time such excess Annual Additions, as adjusted for gain or loss, are removed from such Member's Account, the Company shall contact such Member at his or her last known address to advise such Member that his or her terminating distribution included allocations of excess Annual Additions and the amount of excess and that the amount of such excess, together with attributable earnings, is not eligible for rollover or other favorable tax treatment.

The amount of gain or loss attributable to excess Annual Additions allocated to the Account of a Member for a Limitation Year will be determined for each subsequent Limitation Year by multiplying the amount of the increase or decrease in value of the Member's ESOP Account for the Limitation Year (exclusive of contributions and forfeitures allocable thereto for the Limitation Year) by a fraction, the numerator of which is the amount of the excess Annual Addition (adjusted for gain or loss attributable to prior Limitation Years) and the denominator of which is the balance of the ESOP Account at the start of the Limitation Year.

Section 5.7 Participants in Defined Benefit Plans. This Section 5.7 is effective only for Plan Years commencing prior to January 1, 2000. In any case prior to January 1, 2000, where a Member under this Plan is also a participant in one or more "defined benefit plans," as defined at Section 3(35) of ERISA, maintained by an Employer or Related Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not, subject to the restrictions and exceptions contained at Section 2004 of ERISA, exceed 1.0. Notwithstanding the foregoing, the following rules shall apply:

(a) For purposes of calculating the Defined Contribution Plan Fraction for Limitation Years ending after December 31, 1982, the denominator for each Limitation Year ending prior to January 1, 1983, with respect to any defined contribution plan shall be an amount equal to the product of (i) and (ii) below:

(i) the amount determined as the denominator of the Defined Contribution Plan Fraction for the Limitation Year ending in 1982, multiplied by

(ii) a fraction in which the numerator is the lesser of

(A) $51,875 or

(B) 1.4 multiplied by 25% of the Member's total Section 415 Compensation for the Limitation Year ending in 1981, and the denominator is the lesser of

(C) $41,500 or

(D) 25% of the Member's total Section 415 Compensation for the Limitation Year ending in 1981.

(b) Notwithstanding paragraph (a) above,

(i) If on September 2, 1974, a Member in this Plan was a participant in both a defined benefit plan and a defined contribution plan maintained by an Employer or Related Employer, and the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Plan Year including such date exceeds 1.4, the sum of such fractions may continue to exceed 1.4 in accordance with the provisions of Section 2004(a)(3) of ERISA;

(ii) In determining the Defined Contribution Plan Fraction with respect to Plan Years beginning before January 1, 1976, the provisions of Section 415(e)(4) of the Code shall apply; and

(iii) In the case of a Member described in Section 2004(d)(2) of ERISA, the Defined Benefit Plan Fraction shall not be deemed to exceed the limitations of Section 415(b) of the Code.

A reduction of benefits and/or contributions to all plans, where required, shall be accomplished by first reducing the Member's benefit under the Energen Corporation Retirement Plan, then by reducing his benefit under any other defined benefit plans maintained by the Employer or Related Employers (in such priority as shall be determined by the Committee) and finally by reducing contributions referable to the Member under defined contribution plans maintained by the Employer or Related Employers in the manner and priority set forth in such defined contribution plans, or if none is provided, by the Committee.

(c) For purposes of this Section 5.7, the following terms shall have the following meanings:

(i) "Related Employer" shall be determined by assuming the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears at Section 1563(a)(1) of the Code.

(ii) "Applicable Dollar Amount" means the dollar limitation in effect for a Limitation Year under Section 415(c)(1)(A) of the Code (determined without regard to Section 415(c)(6) of the Code).

(iii) "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the Member's projected annual normal retirement benefit under all defined benefit plans maintained by the Employer or Related Employers, and the denominator of which is the lesser of

(A) the product of 1.25 multiplied by the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code, or

(B) the product of 1.4 multiplied by an amount which is 100% of the Member's average Section 415 Compensation for the three consecutive calendar years during which he was both a Member and an Eligible Employee and had the highest aggregate Section 415 Compensation.

(iv) "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Member's account balance at the close of the Limitation Year under all defined contribution plans maintained by the Employer or Related Employers, plus any amounts which are treated as Annual Additions and which are made on behalf of the Member to defined benefit plans maintained by the Employer or Related Employers, and the denominator of which is the sum of the lesser of (A) and (B) for the current Limitation Year and each prior year of Service of the Member:

(A) The product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the applicable Limitation Year; and

(B) The product of 1.4 multiplied by an amount equal to 25% of the Member's Section 415 Compensation for the applicable Limitation Year.

Section 5.8 Valuation of Accounts. The Investment Options other than the Life Insurance Option shall be accounted for and valued on a unit basis. The value of a unit in each Investment Option shall be determined as of the close of each business day. Units purchased with amounts which a Member has elected to have allocated to an Investment Option shall be credited to the Elective Contribution Account, Rollover Account, Matching Contribution Account, ESOP Account, or Dividend Reinvestment Account of the Member, as appropriate. Cash dividends or other amounts received with respect to units which have been allocated to a Member's or Inactive Member's Elective Contribution Account, Rollover Account, ESOP Account, Dividend Reinvestment Account, or Matching Contribution Account shall be used to purchase additional units which shall be credited to the Member's or Inactive Member's Elective Contribution Account, Rollover Account, ESOP Account, Dividend Reinvestment Account, or Matching Contribution Account, as appropriate. At any time the value of a Member's Elective Contribution Account, Rollover Account, ESOP Account, Dividend Reinvestment Account, or Matching Contribution Account shall be the value of the units credited to such Elective Contribution Account, Rollover Account, ESOP Account, or Matching Contribution Account. Distributions to a Member shall be based upon the value of the units credited to the Member's Elective Contribution Account, Rollover Account, ESOP Account, Dividend Reinvestment Account, and Matching Contribution Account as of the close of business on the date distribution instructions are received by the Trustee.

Section 5.9 Distributions Deducted from Member's Account. The amount of any benefits paid to or from the account of any Member or Inactive Member shall be debited to his Account as of the date paid. A distribution from a Matching Contribution Account, Elective Contribution Account, Rollover Account, Dividend Reinvestment Account or ESOP Account shall be debited thereto.

Section 5.10 Account Statements. Each Member and Inactive Member shall receive as promptly as practicable after the last day of each calendar quarter a statement of the amounts credited to his Elective Contribution Account, Rollover Account, ESOP Account, Dividend Reinvestment Account, and Matching Contribution Account, and to each Investment Option thereunder, all as of the last business day of the quarter.

ARTICLE 6

Benefit Distributions

Section 6.1 Benefits. When a Member or Inactive Member ceases to be an Employee, his vested interest in his Account shall be distributable to him (or to his Beneficiary in the event of his death).

Section 6.2 Methods of Payment. Except as otherwise provided in Section 6.6(e), distribution to a Member, Inactive Member, or Beneficiary of the benefit payable hereunder shall be made in one lump sum.

Section 6.3 Beneficiaries. The Beneficiary of a Member who is married at the date of his death shall be the Member's spouse at the date of his death unless

(a) the Member has designated a person or persons (including a trust or the Member's estate) other than his spouse (at the date of his death) as his Beneficiary by written notice filed with the Committee in a form satisfactory to the Committee,

(b) the Member's spouse at the date of the Member's death has consented in writing to such designation and has acknowledged the effect of such designation, and

(c) the spouse's consent to such designation and acknowledgment of the effect of such designation is witnessed by a Plan representative or a notary public.

The Beneficiary of a Member who is not married at the date of his death shall be the person or persons (including a trust or the Member's estate) last designated by the Member by written notice filed with the Committee in a form satisfactory to the Committee, which designation may be changed from time to time by the Member by written notice filed with the Committee in a form satisfactory to the Committee. If a distribution would otherwise be payable to a Member's Beneficiary hereunder but there is no such Beneficiary for any reason, or there is a Beneficiary but such Beneficiary cannot be located by the Committee within one calendar year from the time the distribution of the benefit is to be made, then the Committee, in its discretion, may direct the Trustee to make payment of all such sums to which the deceased Member is entitled to the following in the order of priority listed:

(i) the spouse of the deceased Member (Inactive Member), or

(ii) the surviving children of the deceased Member (Inactive Member), or

(iii) the parent or parents of the deceased Member (Inactive Member), or

(iv) the legal representatives of the estate of the deceased Member (Inactive Member).

Section 6.4 Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

(a) To apply such amount directly for the comfort, support and maintenance of such person;

(b) To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or

(c) To pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be.

The Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Committee's choice. Such payments shall, to the extent thereof, discharge all liability of the Plan, the Employers, the Committee and the Trustee. Any payment made under the Plan in good faith and pursuant to the terms of the Plan shall to the extent thereof discharge all liability of the Plan, the Employers, the Committee and the Trustee.

Section 6.5 Form of Distribution. To the extent referable to the investment of a Member's Account in Company Stock, distributions shall be made in the form of a lump sum distribution of Company Stock or in the form of a lump sum distribution in cash as the Member (or Beneficiary) elects on a form provided by the Committee. If such distribution is to be made in the form of shares of Company Stock, the number of shares to be distributed shall be determined by dividing the fair market value of a share of Company Stock, determined as of the close of business the date upon which the Trustee received distribution instructions (or such later date as may be appropriate under the Trustee's normal business practices) in the manner provided in Section 4.2(a), into the value, determined as of the close of business on the day preceding the date of receipt by the Trustee of distribution instructions, of the units of the Stock Fund credited to such Member's Account; provided, however, that any fractional share shall be distributed in cash.

(a) If, at the time Company Stock is distributed, the Company Stock is

(i) not publicly traded when distributed,

(ii) subject to the trading limitation as defined in applicable regulations issued pursuant to the Code, or

(iii) not publicly traded without restrictions within fifteen (15) months after distribution,

such Company Stock shall be subject to a put to the Company. Such put shall be exercisable during a fifteen (15) month period which begins on the date such Company Stock is distributed to a Former Member except that, in the event such Company Stock ceases to be publicly traded without restrictions during such fifteen (15) month period, such put shall be exercisable within the time provided by applicable regulations issued pursuant to the Code. The price at which such put shall be exercisable shall be the fair market value of such Stock as of the date of exercise of said put, determined in accordance with Section 4.2(a) hereof. The manner of exercise of the put option, and time excluded from the duration of the put option, shall all be in accordance with the Code and applicable regulations issued pursuant thereto, as the same shall exist from time to time. The put shall provide that payment of the fair market value of the Company Stock shall be paid in a lump sum or in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty days after the exercise of the put option and not exceeding five years. If payment is to be made in periodic payments, the Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty days. Puts shall be exercisable by Former Members or Beneficiaries thereof, or by persons to whom such Stock is transferred by gift from a Former Member or Beneficiary thereof or by reason of the death of a Former Member or Beneficiary thereof.

Section 6.6 Time for Distributions. Distributions shall be made in accordance with the rules set forth in this Section 6.6.

(a) Except as provided in Sections 6.6(c) and 6.6(d), distributions shall be made not later than 60 days after the following:

(i) for distributions on account of termination of employment for a reason other than death or disability, the date of the Member's termination of employment;

(ii) for distributions on account of death, the date the Committee receives satisfactory evidence of the death of the Member and determines the Beneficiary to whom payment is to be made; or

(iii) for distributions on account of Disability, the date the Committee receives satisfactory evidence of the Member's Disability.

(b) Notwithstanding any other provision herein to the contrary, unless a Member or Inactive Member otherwise elects, distributions will be made not later than the 60th day after the latest of the close of the Plan Year in which occurs:

(i) the date on which he attains age 65,

(ii) the 10th anniversary of the date on which he became a Member, or

(iii) his termination of employment with the Employer or a Related Employer.

(c) If the amount of payment required to be made by a certain date in accordance with the Plan cannot be ascertained by such date, or if the Committee does not have sufficient information to enable it to make distribution, or if it is not possible to make payment on such date because the Committee has been unable to locate the Member or Beneficiary after making reasonable efforts to do so, or if other factors make it administratively impractical to make distribution, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan, or sufficient information is obtained, or the date on which the Member (or Beneficiary) is located (whichever is applicable).

(d) No distribution shall be made on account of termination of employment to any person who has been reemployed prior to the date such distribution is otherwise scheduled to be made.

(e) Notwithstanding the foregoing, if the value of the benefit payable to a Member exceeds $5,000, payment of such benefit may not be made or commenced prior to a Member's Normal Retirement Date without the written consent of the Member. A Member whose benefit exceeds $5,000, and who has not consented to the distribution of such benefit shall, upon written request to the Committee, be entitled to receive payment of a lump sum distribution of his benefit at any time prior to his Normal Retirement Date. If such a Member has attained at least age 55 at the time he ceases to be an Employee, he may make a written request to the Committee to receive a distribution of a portion of his vested interest in his Member's Account; provided, however, that only one such request may be made each Plan Year and must be for a minimum of $500 or the Member's entire vested interest in his Account. Any such partial distribution shall be charged first to the Member's Rollover Account, if any; then to the Member's vested interest in his Matching Contribution Account, if any; then to the Member's vested interest in his ESOP Account, if any; and then to the Member's Elective Contribution Account. The portion of a withdrawal that is chargeable to a Member's Elective Contribution Account, Rollover Account, Matching Contribution Account, Dividend Reinvestment Account, or ESOP Account that is invested in whole or in part in Company Stock shall be deemed attributable to the investment in Company Stock in the proportion that the ratio of units of the Stock Fund credited to such Elective Contribution Account, Rollover Account, Matching Contribution Account, Dividend Reinvestment Account, or ESOP Account bears to the total number of units credited to such Elective Contribution Account, Rollover Account, Matching Contribution Account, Dividend Reinvestment Account or ESOP Account. The amount of a withdrawal that is deemed attributable to investments in Company Stock shall be distributed in Company Stock or in cash as the Member shall elect on a form provided by the Committee. In the event Company Stock is to be distributed, the number of shares of Company Stock to be distributed shall be determined by dividing the fair market value of a share of Company Stock, determined as of the close of business on the day distribution instructions are received by the Trustee (or such later date as may be appropriate under the Trustee's normal business practices) in the manner provided in Section 4.2(a) into the value of the withdrawal that is deemed to be attributable to investments in Company Stock; provided, however, that any fractional share shall be distributed in cash. A Member whose benefit exceeded $5,000 and who does not elect to receive all or any portion of his benefit prior to reaching his Normal Retirement Date shall receive distribution of his vested Account, or such portion thereof as he has not previously consented to receive, as promptly as practicable after his Normal Retirement Date.

Section 6.7 Limitation on Distributions. Distributions must be paid out before expiration of the periods specified in Sections 6.7(a) and 6.7(b) below.

(a) The entire interest of a Member must be distributed not later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2. Amounts allocated to the Member's Accounts for Plan Years ending after such distribution shall be distributed to the Member not later than April 1 of the calendar year following such allocation. This subsection (a) shall not apply on and after October 1, 2000 to a Member who is not a "five-percent (5%) owner" as defined in Section 416 of the Code and who has not ceased to be an Employee; provided, however, that any such Member may elect to have the provisions of this Section 6.7(a) apply.

(b) If a Member or Inactive Member dies before his entire interest has been distributed to him, then his entire interest must be distributed within 5 years after his death.

Section 6.8 Withholding on Distributions. Distributions under this Plan shall be subject to federal income tax withholding as prescribed by Section 3405 of the Code and the regulations thereunder or any other withholding required by law.

Section 6.9 Restrictions on Distributions from Elective Contribution Account. Notwithstanding any provision hereof to the contrary, no part of a Member's Elective Contribution Account shall be distributed to such Member earlier than

(a) his separation from service, death, or disability;

(b) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined at Section 4975(e)(7) of the Code);

(c) the disposition by the Member's Employer of substantially all of the assets used by the Employer in a trade or business, but only if the Member continues employment with the corporation acquiring such assets and the Employer continues the Plan after such disposition;

(d) the disposition by an Employer of its interest in a subsidiary, but only if the Member continues employment with such subsidiary and the Employer continues the Plan after such disposition;

(e) the Member's attainment of age 59-1/2; and

(f) the occurrence of a hardship described in Section 7.3.

An event shall not be treated as described in Section 6.9(b), 6.9(c), or 6.9(d) unless the Member receives a "lump sum distribution," as that term is defined at Section 402(d)(4) of the Code (but without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A) thereof, subparagraph (B) thereof, or subparagraph (F) thereof).

Section 6.10 Special Distribution Rule for Certain Qualified Domestic Relations Orders. In the event that all, or any portion, of a Member's Account is to be paid to an alternate payee in accordance with the terms of a domestic relations order which the Committee has determined to be a "qualified domestic relations order," as that term is used in Section 414(p) of the Code, payment of the amount due such alternate payee shall, if so provided in such qualified domestic relations order or if so elected by the alternate payee in accordance with the terms of such qualified domestic relations order, be made in the form of a lump sum distribution as soon as reasonably administratively feasible after the Committee's determination that the domestic relation order constitutes a qualified domestic relations order, regardless of whether the Member would be entitled to a distribution of his Account at such time by virtue of termination of employment or attainment of retirement age.

Section 6.11 Compliance with Section 414(u) of the Code Notwithstanding any provision of the Plan to the contrary, effective as of December 12, 1994, contribution, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE 7

Withdrawals

Section 7.1 Withdrawals from Elective Contribution Account, Matching Contribution Account, Dividend Reinvestment Account or ESOP Account after Age 59-1/2. A Member who has attained age 59-1/2 may elect to withdraw all or a portion of his Elective Contribution Account or Dividend Reinvestment Account, or both, and all or a portion of his vested interest in his Matching Contribution Account or ESOP Account, or both. The Member shall notify the Committee in writing of his election to make a withdrawal under this Section 7.1 on a form provided therefor by the Committee. Withdrawals under this Section 7.1 shall be subject to the requirements of Section 7.5 hereof.

Section 7.2 Withdrawals from Rollover Account After Age 59-1/2. A Member who has attained age 59-1/2 may elect to withdraw all or a portion of his Rollover Account. The Member shall notify the Committee in writing of his election to make a withdrawal under this Section 7.2 on a form provided by the Committee. Withdrawals under this Section 7.2 shall be subject to the requirements of Section 7.5 hereof.

Section 7.3 Hardship Withdrawals. A Member may withdraw all or a portion of his Elective Contribution Account (but, the amount withdrawable from the Member's Elective Contribution Account shall not exceed the lesser of the aggregate Elective Contributions made at the election of the Member, less any amount thereof previously distributed, or the balance of the Elective Contribution Account), his vested interest in his Matching Contribution Account, his Dividend Reinvestment Account, and his Rollover Account if and to the extent such funds are necessary to meet an immediate and heavy financial need of the Member and are not reasonably available from other sources. Subject to the foregoing standards, a hardship withdrawal may be authorized for the purpose of:

(a) medical expenses described in Section 213(d) of the Code incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d);

(b) purchase (excluding mortgage payments) of a principal residence of the Member;

(c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Member, his or her spouse, children, or dependents (as defined in Section 152 of the Code);

(d) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

(e) such other circumstances as the Commissioner of Internal Revenue may, through the publication of revenue rulings, notices, and other documents of general applicability, determine constitute immediate and heavy financial needs.

A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Member to the extent that the amount of the distribution exceeds the amount required to relieve the financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a distribution pursuant to this Section 7.3, or to the extent such need may be satisfied from other resources that are reasonably available to the Member. The determination of whether a distribution is necessary to satisfy a financial need shall be made on the basis of all relevant facts and circumstances by the Committee. In making such determination with respect to any hardship distribution, the Committee may rely upon a Member's representation that the need cannot be relieved

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by reasonable liquidation of the Member's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need,

(iii) by cessation of Elective Contributions under the Plan, or

(iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by an Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

In lieu of relying upon such representations by a Member, the Committee may make a distribution not in excess of the amount of an immediate and heavy financial need of a Member if it determines that the Member has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employers, in which case such Member may not make Elective Contributions under the Plan for a period of 6 months after receipt of the distribution and may not make elective contributions under this Plan or any other plan of the Employers, for the Member's taxable year immediately following the taxable year of the distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year, less the amount of such Member's elective contributions under this Plan and all other plans of the Employers for the taxable year of the distribution.

Any amount of withdrawals made by a Member pursuant to this Section 7.3 shall be charged first against Elective Contributions which have not been credited to the Member's Elective Contribution Account and then to the Member's Elective Contribution Account. The amount of any such withdrawal shall be transferred from the Investment Options under the Plan as the Committee shall designate in rules established from time to time by the Committee. The amount shall not exceed the smaller of

(v) the lesser of the total amount of Elective Contributions which have been credited to his Elective Contribution Account less any amount thereof previously distributed to the Member, or the balance of his Elective Contribution Account, plus any Elective Contributions which are made on behalf of the Member prior to the withdrawal and which have not been credited to the Member's Elective Contribution Account at the time of withdrawal, or

(vi) such amount as the Committee shall deem to be necessary or appropriate in light of the special financial need established by the Member.

In the event the amount described in (vi) exceeds the amount described in (v), such excess shall be charged to the Member's Matching Contribution Account to the extent thereof and then to his Rollover Account.

Section 7.4 Payment and Valuation. Amounts approved for withdrawal shall be paid to the Member as soon as practicable following approval.

Section 7.5 Limitations. Notwithstanding any other provision of this Article 7, withdrawals may be elected only once each Plan Year and must be a minimum of $500 or the Member's entire Elective Contribution Account, Dividend Reinvestment Account, and Rollover Account and his vested interest in his Matching Contribution Account if less. Withdrawals shall be paid in the form of a single lump sum. The portion of a withdrawal that is chargeable to a Member's Elective Contribution Account, Rollover Account, Matching Contribution Account, Dividend Reinvestment Account, or ESOP Account that is invested in whole or in part in Company Stock shall be deemed attributable to the investment in Company Stock in the proportion that the ratio of units of the Stock Fund credited to such Elective Contribution Account, Rollover Account, Matching Contribution Account, or ESOP Account bears to the total number of units credited to such Elective Contribution Account, Rollover Account, Matching Contribution Account, Dividend Reinvestment Account, or ESOP Account. The amount of a withdrawal that is deemed to be attributable to investments in Company Stock shall be distributed in Company Stock or in cash as a Member shall elect on a form provided by the Committee. In the event Company Stock is to be distributed, the number of shares of Company Stock to be distributed shall be determined by dividing the fair market value of a share of Company Stock, determined as of the close of business on the day distribution instructions are received by the Trustee (or such later date as may be appropriate under the Trustee's normal business practices) in the manner provided in Section 4.2(a) into the value of the withdrawal that is deemed to be attributable to investments in Company Stock; provided, however, that any fractional shares shall be distributed in cash.

Section 7.6 Withholding on Withdrawals. Withdrawals under this Plan shall be subject to federal income tax withholding as prescribed by Section 3405 of the Code and the regulations thereunder or any other withholding required by law.

ARTICLE 8

Loans

Section 8.1 Amount and Terms. A Member may borrow no more than once each Plan Year from his Account under the Plan, on terms specified by the Committee that are consistent with the requirements of Section 4975(d)(1) of the Code, provided that:

(a) The minimum loan amount must be $1,000 and the maximum aggregate amount of outstanding loans to any Member shall not exceed the smallest of:

(i) one-half of the Member's vested interest in his Account (excluding the ESOP Account);

(ii) $50,000, reduced by the excess of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or

(iii) in any case the Member's Elective Contribution Account, Dividend Reinvestment Account, and Rollover Account.

(b) For purposes of Section 8.1(a) above, a Member's Account shall be valued as of the day preceding the date a loan is made or is to be made.

(c) The terms of any loan must require repayment of the loan within 5 years, unless the loan is used to acquire a dwelling unit that is to be used (within a reasonable time after the loan is made) as the principal residence of the Member. Notwithstanding the preceding sentence, a Member's vested interest in his Account shall constitute security for all loans made to the Member hereunder, and any outstanding loan to a Member shall be repaid at the time any amount is distributed on account of death, Disability, or other termination of employment. All loans will provide for repayment on the basis of a substantially level amortization of such loan and shall be repaid so long as the Member is an Employee through payroll deductions. Members will have the option of prepaying their loans without penalty. A Member may have a maximum of two loans outstanding at any time, provided that a Member may only borrow once during any calendar year.

(d) The loan program under the Plan shall be administered by the Committee in a uniform and nondiscriminatory manner, and the Committee shall have the authority to adopt such rules and regulations as may be necessary or appropriate to implement the loan provided for herein.

Section 8.2 Accounting for Loans.

(a) A loan to a Member shall be considered an earmarked investment of the Member's Account. An amount equal to the amount to be loaned to the Member shall be transferred from the Investment Options under the Plan as the Committee shall designate in rules established from time to time by the Committee.

(b) A loan to a Member shall be allocated first to his Rollover Account, if any; and then to his Elective Contribution Account, and then to his Dividend Reinvestment Account. In the event the Member defaults on his loan and it is necessary to foreclose on the Plan's security interest in the Member's Account, such foreclosure shall be made first against his Rollover Account, if any; and then against his Elective Contribution Account, and then against his Dividend Reinvestment Account; and then to his Matching Contribution Account, if necessary.

(c) That portion of any loan repayment representing interest shall be credited to the appropriate accounts of the Member's Account as of the date of receipt.

(d) Loan repayments shall, as promptly as practicable after receipt thereof be allocated for investment to those Investment Options in the same proportion as the current investment election by the Member for Elective Contributions.

ARTICLE 9

Investments

Section 9.1 Stock Fund. Matching Contributions, Applicable Dividends not distributed pursuant to Section 15.8 hereof, and any amounts allocated to the Stock Fund for investment pursuant to Section 9.3 shall be deposited in the Stock Fund for investment. The Trustee shall invest and hold the Stock Fund assets in Company Stock, which shall be registered in the name of the Trustee or its nominee, and in such cash or cash equivalents as may be necessary to meet the short-term liquidity needs of the Stock Fund as determined by the Trustee. The Trustee may purchase Company Stock from any source, which Company Stock may be outstanding, newly issued or treasury shares, and may sell Company Stock on the New York Stock Exchange or to any Employer; provided, however, that the Trustee may make such sales only for the purpose of obtaining such cash as is necessary for distributions (including hardship distributions) and to make the proceeds available for a loan to a Member. Pending investment in Company Stock, the Trustee shall invest cash in cash equivalents or other short term investments. Matching Contributions made in cash and dividends and other distributions on Company Stock received by the Trustee in cash shall be used to purchase Company Stock. Purchases shall be made from time to time at the discretion of the Trustee. All property other than Company Stock or cash received by the Trustee as distributions on assets of the Stock Fund, including all rights, warrants and options, issued on Company Stock, may be sold and the proceeds used to purchase additional Company Stock.

All ESOP Contributions, whether paid in cash or in Company Stock, shall also be deposited in the Stock Fund. Company Stock purchased with ESOP Contributions made in cash shall be held as part of the Stock Fund, as shall dividends paid on any such Company Stock (except as otherwise provided in Section 5.3). Company Stock released from the Suspense Account shall also be held as part of the Stock Fund.

Separate subaccounts of the Stock Fund shall be maintained to reflect the portion thereof attributable to Matching Contributions (and earnings thereon), ESOP Contributions (and earnings thereon), Elective Contributions (and earnings thereon), and Applicable Dividends (and earnings thereon). The Stock Fund shall be accounted for and valued on a unit basis. A Member's ESOP Account balance at any time shall be the value of the units in the subaccount of the Stock Fund attributable to ESOP Contributions credited to his ESOP Account and, in the case of a Participant who has elected to diversify the investment of the balance of his ESOP Account, the value of any units in any other Investment Option attributable to his ESOP Account. A Member's Matching Contribution Account balance at any time shall be the value of the units in the subaccount of the Stock Fund attributable to Matching Contributions credited to his Matching Contribution Account and, in the case of a Participant who has elected to diversify the investment of the balance of his Matching Contribution Account, the value of any units in any other Investment Option attributable to his Matching Contribution Account.

Each Member and Inactive Member shall be entitled to direct the Trustee as to the manner in which any Company Stock (including any fractional shares) deemed allocated to such Member's or Inactive Member's Account shall be voted. The number of shares of Company Stock deemed credited to a Member's Account shall be determined by multiplying the total number of shares of Company Stock (including any fractional shares) held in the Stock Fund by a fraction, the numerator of which is the number of Stock Fund units credited to the Member's Account and the denominator of which is the total number of Stock Fund units. The Company shall furnish to the Trustee and each Member and Inactive Member proxy material identical to that furnished stockholders in general. The Trustee shall vote any Company Stock which has not been allocated proportionately in accordance with the directions of Members and Inactive Members with respect to allocated shares. The Trustee may not exercise voting rights which a Member or Inactive Member fails to exercise.

Section 9.2 Investment Options. The Committee shall have authority to adopt regulations establishing Investment Options under the Plan, to prescribe rules whereby Members may elect to have amounts credited to their Elective Contribution Accounts and Rollover Accounts invested under one or more of such options, and to change such options and rules from time to time. In the event any such Investment Option permits investment in life insurance, the following rules shall apply:

(a) Subject to paragraph (g) below, a Member may elect to invest his Elective Contribution Account in universal life insurance policies selected by the Committee and covering the Member, his spouse, or his dependent children. If individual policies are purchased for a Member, such purchases may only be made with the Member's consent. Individual policies shall be considered an earmarked investment of the Member's Account and premiums on such policies shall be charged to the Member's Elective Contribution Account. A Member may not borrow amounts from insurers issuing such policies.

(b) When a Member's Account is distributed, the Committee shall direct the Trustee to convert into cash the entire value of any individual policies or contracts purchased for a Member's Account and to credit such amount to the Member's Elective Contribution Account. Alternatively, the Committee, at the election of a Member, may distribute any or all of such policies or contracts intact to the Member.

(c) A Member may designate a beneficiary under the policy or policies purchased on his behalf hereunder, if permitted by the Committee and the policy, to whom death benefits under the policy shall be paid directly by the insurance company issuing the policy. Absent such a designation, the beneficiary of such a policy shall be determined as provided in Section 6.3 hereof.

(d) To the extent that a Member's Account is invested in a life insurance policy on the life of the Member's spouse or children, the beneficiary under such a policy shall be the Member, to the extent of the excess of the proceeds over the cash value, if any, at the time of the death of the insured, and the beneficiary of the balance of the proceeds shall be the Member's Account. The portion of the proceeds of a policy allocable to the Member's Account shall be credited to his Elective Contribution Account.

(e) Not more than 49.99% of the aggregate amount of Employer contributions made on behalf of any Member may be invested in ordinary life insurance contracts on the life of such Member or his or her spouse or children. Not more than 24.99% of the aggregate amount of the Employer contributions on behalf of any Member may be invested in term life insurance contracts on the life of such Member or his or her spouse or children. If both ordinary and term life insurance contracts are purchased on the life of a Member or his or her spouse or children, the sum of the annual term life insurance premium plus one-half of the ordinary life insurance premium may not exceed 24.99% of the Employer contribution made on behalf of such Member for the Plan Year in question.

(f) Any dividends that become payable on any insurance contracts shall be used to provide additional benefits for the Member or shall be credited to the Member's Elective Contribution Account.

(g) Notwithstanding the foregoing, no life insurance policies shall be purchased after December 31, 1986.

Section 9.3 Allocations to Investment Options.

(a) A Member may elect how his Elective Contributions are to be allocated among the Investment Options. Such elections shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. Subject to the provisions of Section 9.2(e) and Section 9.2(g), a Member may elect to have a fixed dollar amount invested under the Life Insurance Option. The remainder of his Elective Contributions may be allocated between the remaining Investment Options in accordance with such rules as the Committee may prescribe through uniform and nondiscriminatory rules. If no election is made, all of a Member's Elective Contribution Account will be invested under the Vanguard Money Market Reserves - Prime Portfolio or such other fund as may be designated from time to time by the Committee.

(b) As of the date a Member makes a rollover contribution, he may elect to have such rollover contribution allocated between the Investment Options, other than the Life Insurance Option, in accordance with such rules as the Committee may prescribe through uniform and nondiscriminatory rules. If no election is made, the entire rollover contribution will be invested under the Vanguard Money Market Reserves - Prime Portfolio or such other fund as the Committee may prescribe for this purpose.

(c) An ESOP Participant may elect to diversify the investment of his ESOP Account in accordance with the provisions of Section 15.6.

Section 9.4 Transfers of Investments. A Member may elect to transfer amounts between any of the Investment Options. Such elections shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules, including rules related to the timing and frequency of transfers to the Stock Fund.

Section 9.5 Diversification of Matching Contribution Account and Dividend Reinvestment Account. A Member who has both reached age 55 and become fully vested in his Matching Contribution Account may elect from time to time to diversify up to 100 percent of amounts credited to his Matching Contribution Account among the available Investment Options maintained pursuant to Section 9.2. Effective March 1, 2002, a Member who has not reached age 55 but who has become fully vested in his Matching Contribution Account may elect from time to time to diversify up to 40 percent of amounts credited to his Matching Contribution Account among the available Investment Options maintained pursuant to Section 9.2. Effective March 1, 2002, a Member may diversify his Dividend Reinvestment Account among the available Investment Options maintained pursuant to Section 9.2 at any time. Any such elections shall be made in such manner as the Committee shall from time to time determine. The Trustee will actually make the transfer as soon as practicable after it timely receives notice of such election.

ARTICLE 10

Administration of the Plan

Section 10.1 Appointment of the Committee. The administration of the Plan, as provided herein, including the processing of payment of all benefits to Members, Inactive Members and their Beneficiaries, shall be vested in and shall be the responsibility of the Committee, which is the administrator of the Plan. In addition, the Committee and each member thereof shall be named fiduciaries of the Plan. The Committee shall consist of at least three persons appointed from time to time by the Board who shall serve at the pleasure of the Board. Members of the Committee who are Eligible Employees shall serve without compensation.

Section 10.2 Conduct of Committee Business. The Committee shall elect a Chairman who shall be a member of the Committee and a Secretary who may or may not be a member of the Committee. It shall appoint such subcommittees as it shall deem necessary and appropriate. The Committee shall conduct its business according to the provisions of this Article 10 and shall hold regular meetings at least once annually in any convenient location. A majority of all of the members of the Committee shall have power to act, and the concurrence or dissent of any member may be by telephone, wire, cablegram, letter, or in person. Notwithstanding the foregoing, the Committee may also act by written consent of a majority of its members.

Section 10.3 Records and Reports of the Committee. The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board. The Committee shall obtain from the Trustee regular reports with respect to the current value of the assets held in the Trust Fund, in such form as is acceptable to the Committee.

Section 10.4 Fiduciary Duties. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Members and their beneficiaries and:

(a) for the exclusive purpose of providing benefits to the Members and their beneficiaries;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims;

(c) to the extent a fiduciary possesses and exercises investment responsibilities, and subject to the provisions of Article 9 hereof relating to Investment Options and to the Stock Fund and to the provisions of the ESOP Plan, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

Section 10.5 Investment Responsibilities. The Committee shall possess the authority to appoint an Investment Manager or Managers to manage (including the power to acquire and dispose of) all or any of the assets of the Trust. In the event of any such appointment, the Committee shall establish the portion of the assets of the Trust which shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing. Likewise, the Committee may establish that all or a portion of the assets of the Trust shall be subject to the investment jurisdiction of the Committee itself and shall advise the Trustee of such determination. With respect to such assets over which either an Investment Manager or the Committee has investment responsibility, the Investment Manager or the Committee shall possess all of the investment powers and responsibilities granted to the Trustee under the Trust Agreement, and the Trustee shall invest and reinvest such assets pursuant to the written directions of the Investment Manager or the Committee, as the case may be. If the Committee so directs, an Investment Manager shall have the power to acquire and dispose of assets in the name of the Trust. The investment jurisdiction of the Committee may be exercised in any manner consonant with its duties as a fiduciary including:

(a) directing the Investment Manager or the Trustee that certain investments or types of investments be made or liquidated;

(b) directing the Investment Manager or the Trustee that certain investments or types of investments not be made; and

(c) requiring that the Trustee or the Investment Manager obtain approval prior to acquiring or disposing of any asset.

Section 10.6 Responsibilities of the Board, the Committee, and the Trustee. The Board, the Committee, and the Trustee possess certain specified powers, duties, responsibilities, and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another fiduciary under the rules of co-fiduciary responsibility. In general:

(a) the Board is responsible for appointing and removing the Committee and for terminating or amending the Plan, and approving, amending, and terminating the Trust Agreement, and for appointing and removing the Trustee;

(b) the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and it possesses certain investment responsibilities as described in this Article 10; and

(c) the Trustee is responsible for the management and control of the Plan assets to the extent provided in the Trust Agreement and shall also be responsible for

(i) establishing procedures to safeguard the confidentiality of Members' or Beneficiaries' purchases, holdings, and sales of, in the exercise of voting, tender and similar rights with respect to shares of Company Stock attributable to units of the Stock Fund (except to the extent necessary to comply with federal laws or state laws not preempted by ERISA);

(ii) insuring that such procedures for insuring confidentiality are being followed; and

(iii) appointing an independent fiduciary to carry out activities relating to any activities which the Trustee determines involve a potential for undue Employer influence upon Members or Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

The Committee shall periodically review the performance of the Trustee and of all other persons to whom fiduciary duties have been delegated or allocated pursuant to the provisions of Sections 10.7 and 10.8 hereof.

Section 10.7 Allocation or Delegation of Duties and Responsibilities. In furtherance of their duties and responsibilities under the Plan, the Committee and the Board may, subject always to the requirements of Section 10.4 hereof,

(a) employ agents to carry out nonfiduciary responsibilities;

(b) employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

(c) consult with counsel, who may be of counsel to the Company;

(d) provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among Committee members, in the case of the Committee, and among members of the Board, in the case of the Board; and

(e) delegate fiduciary responsibilities (other than Trustee responsibilities as defined in Section 405(c)(3) of ERISA) to others, provided that any such delegation shall be by written instrument which shall be signed by the party or parties to whom any fiduciary duty is delegated.

Section 10.8 Procedure for the Allocation or Delegation of Fiduciary Duties. Any action described in Section 10.7(b), 10.7(d), or 10.7(e) hereof may be taken by the Committee or the Board only in accordance with the following procedure:

(a) Such action shall be taken by a majority of the Committee or the Board, as the case may be, in a resolution approved by a majority of such Committee or Board;

(b) The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee's or Board's proceedings; and

(c) Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in Sections 10.8(a) and 10.8(b) above.

Section 10.9 Expenses. The expenses of administering the Plan and the compensation of all employees, agents or counsel of the Committee, including the Trustee's fees, shall be paid from the Trust Fund unless paid by the Employers.

Section 10.10 Indemnification. The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Committee and Employees acting for the Company, and all such former members and Employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for the management and administration of the Plan, except for any such expenses, liabilities or losses arising out of any such person's gross negligence or willful misconduct.

Section 10.11 Claims Procedures. Pursuant to procedures established by the Committee, adequate notice in writing shall be provided to any Member or Beneficiary whose claim for benefits under the Plan has been denied. Such notice shall set forth the specific reason for such denial, written in a manner calculated to be understood by the claimant. Provided review is requested within 60 days after receipt by the claimant of written notification of denial of his claim, the Committee shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied to a full and fair review of the decision denying the claim.

Section 10.12 The Trustee. One or more individuals, banks or trust companies shall be designated by the Board as Trustee of the Fund. The powers and duties of the Trustee shall be as described in a Trust Agreement between the Company and the Trustee. The Trust Agreement shall be deemed to form a part of this Plan and any or all benefits which may accrue to any Member under this Plan shall be subject to the terms and conditions of said Trust Agreement. The Trust Agreement shall permit establishment of one or more separate investment funds within the Trust Fund, such separate investment funds to be invested solely in accordance with guidelines established by the Committee and communicated to the Members.

ARTICLE 11

Amendment, Termination, or Merger

Section 11.1 Amendment. The Board by resolution shall have the right to amend the Plan at any time and in any respect whatsoever, provided that no amendment shall be made which would deprive any Member retroactively of his rights under the Plan or make it possible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries.

Section 11.2 Termination. The Plan may be terminated by resolution of the Board at any time and for any reason. In the event of termination, the Committee may, with the Company's approval, either:

(i) continue the Trust Fund for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media; or

(ii) terminate the Trust Fund, pay all expenses, and direct the payment of benefits, either in the form of lump-sum distributions, transfer to another qualified plan, or any other form selected by the Committee, to the extent not prohibited by law.

Any assets other than unallocated Financed Shares that remain after all vested Account balances under the Plan have been paid will be returned to the Employers, to the extent permitted by applicable law. In the event the Plan is terminated, distribution to a Member of his Elective Contribution Account which is not otherwise distributable on account of his separation from service, attainment of age 59-1/2 or hardship shall be made only where no successor plan to the Plan is established.

Section 11.3 Merger. In the case of any merger or consolidation of this Plan and/or the Trust Fund with, or any transfer of the assets or liabilities of the Plan and/or Trust Fund to, any other plan, the terms of such merger, consolidation, or transfer shall be such that each Member would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit that would be no less than he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

ARTICLE 12

Establishment of Trust

Section 12.1 Agreements of Trust. In order to implement the Plan, the Company has entered into one or more Trust Agreements, which are deemed a part of this Plan, to the end that such funds as may be irrevocably contributed from time to time for the payment of all or any part of the benefits under the Plan shall be segregated from the Employers' own assets and held in trust by the Trustee for the exclusive benefit of the Members or their Beneficiaries under the Plan who may, in accordance with the terms of the Plan and such Trust Agreements, be entitled to participation thereunder.

Section 12.2 Trust Fund for Exclusive Benefit of Members of the Plan and Their Beneficiaries. Except as otherwise provided in Section 12.3 hereof, under no circumstance shall any part of the corpus or income of the Trust Fund be used for, or diverted to purposes other than for the exclusive benefit of the Members or their Beneficiaries.

Section 12.3 Return of Company Contributions. Notwithstanding Sections 12.1 and 12.2 hereof, contributions may be returned to the Employer under the following circumstances:

(a) In the case of a contribution made by the Employer due to a mistake of fact, such contribution may be returned to the Employer within one year after its payment.

(b) If the deduction of a contribution is disallowed by the Internal Revenue Service, then the contribution, to the extent of such disallowance, may be returned to the Employer within one year after the disallowance.

(c) In the event that the Internal Revenue Service initially determines that the Plan does not constitute a qualified profit sharing plan meeting the requirements of Sections 401(a) and 401(k) of the Code, then that portion of the Plan other than the ESOP Plan shall be null and void and any funds in the Trust Fund at the time of such unfavorable determination that for federal income tax purposes shall be deemed to have been contributed by Members shall be returned to such Members, and the remainder (other than ESOP Contributions) shall be returned to the Employer, unless the Plan is amended and a favorable determination obtained with respect to the Plan.

ARTICLE 13

Top-Heavy Requirements

Section 13.1 Generally. For any Plan Year in which the Plan is a Top-Heavy Plan, the requirements of Sections 13.2, 13.3, 13.4 and 13.5 must be met in accordance with Section 416 of the Code and the regulations thereunder. Except as otherwise expressly provided, such requirements shall not apply for any Plan Year in which the Plan is not Top Heavy.

Section 13.2 Top-Heavy Compensation. Compensation for purposes of this Article 13 shall mean Compensation, as defined in Section 2.13, reduced by any amounts which are not currently includable in the Member's or Eligible Member's gross income by reason of Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

Section 13.3 Vesting. A Member who is credited with an Hour of Service while the Plan is Top-Heavy, or in any Plan Year after a Plan Year in which the Plan is Top-Heavy, and who has completed at least three Years of Service shall have a nonforfeitable right to 100% of his accrued benefit derived from Employer contributions and no such amount may become forfeitable if the Plan later ceases to be Top-Heavy or under the provisions of Sections 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions) of the Code. Such accrued benefit shall include benefits accrued before the Plan becomes Top-Heavy. Notwithstanding any other provision of this Plan to the contrary, once the vesting requirements of this Section 13.3 become applicable, they shall remain applicable even if the Plan later ceases to be Top-Heavy.

Section 13.4 Minimum Contributions. Minimum Employer contributions for a Member who is not a Key Employee shall be required under the Plan for the Plan Year as follows:

(a) The amount of the minimum contribution shall be the lesser of the following percentages of Compensation:

(i) 3% or

(ii) the highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

(A) For purposes of this paragraph (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

(B) This paragraph (ii) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(C) For purposes of this paragraph (ii), the calculation of the percentage at which contributions are made for a Key Employee shall be based only on his Compensation not in excess of maximum counted Compensation as provided in Section 13.2.

(b) There shall be disregarded for purposes of this Section 13.4 any contribution or benefits under Chapter 21 of the Code (relating to the Federal Insurance Contribution Act), Title II of the Social Security Act, or any other federal or state laws.

(c) For purposes of this Section 13.4, the term "Member" shall be deemed to refer to all Members who have not separated from service at the end of the Plan Year including, without limitation, individuals who:

(i) fail to complete 1,000 Hours of Service during the Plan Year, or the equivalent thereof, or

(ii) declined to make mandatory contributions to the Plan.

Section 13.5 Members Under Defined Benefit Plans. If any Plan Member other than a Key Employee is also a Member under a defined benefit plan of an Employer, then Section 13.4(a) shall not apply and the required minimum annual contribution for such Member (not including a Beneficiary of a Member) under this Plan shall be 5% of Compensation. Such contribution shall be made without regard to the amount of contributions, if any, made to the Plan on behalf of Key Employees. In the event the Plan is a Top Heavy Plan, but not also a Super Top Heavy Plan, the multiplier of 1.25 used in computing the denominator of the fractions under Section 415(e) of the Code shall be reduced to 1.0 unless:

(a) All plans in the Aggregation Group are less than 90% top heavy, and

(b) The required percentage in Section 13.4(a)(i) is increased to 7-1/2%.

Section 13.6 Super Top-Heavy Plans. If for any Plan Year in which the Plan is a Top-Heavy Plan it is also a Super Top-Heavy Plan, then for purposes of the limitations on contributions and benefits under Section 415 of the Code, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction shall be multiplied by 1.0 rather than 1.25. However, if the application of the provisions of this Section 13.6 would cause any Member to exceed the combined Section 415 limitations on contributions and benefits, then the application of the provisions of this Section 13.6 shall be suspended as to such Member until such time as he no longer exceeds the combined Section 415 limitations as modified by this Section 13.6. During the period of such suspension, there shall be no Employer contributions, forfeitures or voluntary Employee nondeductible contributions allocated to such Member under this or any other defined contribution plan of the Employers and there shall be no accruals for such Member under any defined benefit plan of the Employers.

Section 13.7 Determination of Top-Heaviness. This Plan shall be a Top-Heavy Plan with respect to any Plan Year in which:

(a) If the Plan is not required to be included in an Aggregation Group, the Plan is Top-Heavy, or

(b) If the Plan is required to be included in an Aggregation Group, the Aggregation Group is a Top-Heavy Group.

Section 13.8 Determination of Super Top-Heaviness. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under the provisions of Section 13.6, but substituting "90%" for "60%" each place it appears in the definitions of "Top-Heavy" and "Top-Heavy Group" under Sections 13.10(j) and 13.10(k).

Section 13.9 Years. To the extent provided in regulations under the Code, the provisions of this Article 13 shall be applied on the basis of years other than plan years.

Section 13.10 Other Definitions. For purposes of this Article 13, the following definitions shall apply, to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder:

(a) "Aggregation Group" means a group of plans which includes all plans maintained by the Employers in which a Key Employee is a Member or which enables any plan in which a Key Employee is a Member to meet the requirements of Section 401(a)(4) or Section 410 of the Code, as well as all other plans selected by the Company for permissive aggregation inclusion of which would not prevent the group of plans from continuing to meet the requirements of such Code sections.

(b) "Cumulative Account" means the sum of the amount of any Employee's accounts (including amounts attributable to Employer and Employee contributions but excluding amounts attributable to deductible Employee contributions) under a defined contribution plan (for an unaggregated plan) or under each defined contribution plan included in the Aggregation Group (for aggregated plans) determined as of the Determination Date, increased by contributions due as of the Determination Date and by the aggregate distributions made with respect to such Employee under such plan or plans as the case may be (or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group) during the five-year period ending on the Determination Date.

(c) "Cumulative Accrued Benefit" means the sum of the present value of any Employees' accrued benefits (including benefits attributable to Employer and Employee contributions but excluding benefits attributable to deductible Employee contributions) under a defined benefit plan (for an unaggregated plan) or under each defined benefit plan included in the Aggregation Group (for aggregated plans) determined under the actuarial assumptions set forth in such plan or plans as of the most recent valuation date used for computing plan costs for minimum funding purposes within a twelve-month period ending on the Determination Date as if the Employee terminated service as of such valuation date, increased by the aggregate distributions paid with respect to such Employee under such plan or plans as the case may be (or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group) during the five-year period ending on the Determination Date.

(d) "Determination Date" means, with respect to any plan year,

(i) the last day of the preceding plan year, or

(ii) in the case of the first plan year of any plan, the last day of such plan year.

(e) "Employee" means, for purposes of this Article 13, any person employed by an Employer and shall also include any beneficiary of such person, provided that the requirements of Sections 13.2 and 13.4 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers.

(f) "Employer" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company or any trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) with the Company, or a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company.

(g) "Hours of Service" shall be determined under the following rules as amplified by Department of Labor Regulations at 29 C.F.R. Section 2530.200b-2, which are hereby incorporated by reference:

(i) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employers.

(ii) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employers on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence:

(A) No more than 501 Hours of Service are required to be credited under this subsection (ii) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with one or more applicable workmen's compensation, unemployment compensation, or disability insurance laws; and

(C) Hours of Service are not required to be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this subsection (ii), a payment shall be deemed to be made by or due from the Employers regardless of whether such payment is made by or due from the Employers directly or indirectly through, among others, a trust fund or insurer to which the Employers contribute or pay premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(iii) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employers. The same Hours of Service shall not be credited both under subsections (i) or (ii), as the case may be, and under this subsection (iii). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in (ii) shall be subject to the limitations set forth therein.

(h) "Key Employee" means any Employee or Former Employee who is, at any time during the Plan Year containing the Determination Date, or was, during any of the four preceding Plan Years:

(i) an officer of an Employer, having annual Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such a Plan Year, unless 50 (or, if lesser, the greater of 3 or 10% of the Employees) other such officers have higher annual Compensation, or

(ii) one of the 10 persons employed by an Employer having annual Compensation greater than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employers, and if two Employees have the same interest, the one with the greater Compensation shall be treated as owning the larger interest, or

(iii) any person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of such stock, or

(iv) a person who would be described in paragraph (iii) above if "1%" were substituted for "5%" each place it appears in paragraph (iii) above, and who has annual Compensation of more than $150,000.

For purposes of determining ownership under this subsection (h) of Section 13.10, Section 318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" and the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply in determining 5% and 1% owners. For purposes of determining Compensation under this Section 13.10(h), the term "Compensation" shall have the meaning given such term by Section 414(q)(7) of the Code.

(i) "Limitation Year" means the calendar year.

(j) "Top-Heavy" means, with respect to any Plan Year as of the Determination Date, that the aggregate of the Cumulative Accounts under the Plan of Key Employees exceeds 60% of the aggregate of the accounts of all Employees under the plan, excluding for purposes of this Section 13.10(j) the Cumulative Account of any Employee or former Employee who is not a Key Employee with respect to the Plan for the Plan Year but who was a Key Employee for any prior Plan Year. If an individual has not performed any services for an Employer at any time during the five-year period ending on a Determination Date, the Cumulative Account of such individual shall not be taken into account. For purposes of this Section 13.10(j), the rules contained in Section 416(g) of the Code and the regulations thereunder shall be applied.

(k) "Top-Heavy Group" means an Aggregation Group if:

(i) the sum as of the Determination Date of:

(A) the present value of the Cumulative Accrued Benefits under all defined benefit plans included in the Aggregation Group for Employees who are Key Employees with respect to such plans for the Plan Year, and

(B) the aggregate of the Cumulative Accounts under all defined contribution plans included in the Aggregation Group of Employees who are Key Employees with respect to such plans for the Plan Year,

(ii) exceeds 60% of a similar sum determined for all Employees. For purposes of this Section 13.10(k), there shall be excluded the Cumulative Accrued Benefits and Cumulative Accounts of any Employee or former Employee who is not a Key Employee with respect to the plans in the Aggregation Group for the Plan Year but who was a Key Employee for any prior Plan Year.

For purposes of this Section 13.10(k), the rules contained in Section 416(g) of the Code and the regulations thereunder shall be applied.

(l) "Year of Service" means a calendar year which constitutes a "year of service" under the rules of paragraphs (iv), (v) and (vi) of Section 411(a) of the Code to the extent not inconsistent with the provisions of this Article 13.

(m) "Non-Key Employees" means any Employee or Former Employee who is not a Key Employee, including each Employee who is a former Key Employee.

ARTICLE 14

ESOP Contributions

Section 14.1 Employer ESOP Contributions.

(a) Acquisition Loan Contributions. For each Plan Year when the Plan has an outstanding Acquisition Loan, the ESOP Employers will contribute to the Trust Fund the amount necessary to amortize the Acquisition Loan in accordance with its payment terms.

(b) Discretionary Contributions. In addition to contributions required to amortize an Acquisition Loan, the Board will determine, by resolution and in its sole discretion, other amounts to be contributed by the ESOP Employers for each Plan Year, if any. The Board will determine the amount of each discretionary contribution either by a formula such as a percentage of ESOP pay, or as a dollar amount of cash and/or number of shares of Company Stock.

(c) Medium of Contributions. The Board will determine whether each ESOP Contribution will be paid to the Trust Fund in cash and/or in shares of Company Stock, and will determine whether each ESOP Contribution of Company Stock will be made in shares of common or preferred stock, or in a combination of both. In the event the Board shall determine that a dollar amount is to be contributed in the form of shares of Company Stock, the number of shares to be contributed shall be determined by dividing such dollar amount by the fair market value, determined as provided in Section 4.2(a), of a share of Company Stock on the date of the Board's action. For purposes of determining the amount of the ESOP Contribution hereunder, and for all of the purposes of the ESOP Plan unless otherwise expressly provided, if such ESOP Contribution is paid in Company Stock, such Company Stock paid to the Fund shall be valued at its fair market value, determined as provided in Section 4.2(a), as of the date the Company Stock is received by the Trustee.

(d) Contributions Limited to Tax Deductible Amounts.

(i) Acquisition Loan Principal Repayments. Employers may make ESOP Contributions in an annual amount which does not exceed 25 percent of the Section 415 Compensation of all ESOP Participants for the taxable year of the ESOP Employer with respect to which a deduction is to be claimed for such ESOP Contributions if the Trustee uses the entire contribution to repay principal on an Acquisition Loan, no later than the extended due date of the ESOP Employers' federal income tax return for such taxable year. ESOP Employers may deduct, without any limitation, the portion of their annual ESOP Contributions which the Trustee uses to repay interest on any Acquisition Loan. To the extent permitted under the Code, ESOP Employers may also deduct all dividends paid on allocated or unallocated shares of Company Stock that are held under this ESOP Plan and that are used to repay an Acquisition Loan.

(ii) Discretionary Contributions. The Employers will limit their discretionary ESOP Contributions for each taxable year with respect to which a deduction is to be claimed for such discretionary ESOP Contributions so that the annual amount does not exceed 15 percent of the Section 415 Compensation of all Participants for such taxable year; provided that this deduction will be in addition to the deductions described in Section 14.1(d)(i).

(iii) Effect on Deductibility of Contributions to other Plans. The ESOP Employers' federal income tax deductions for contributions used to repay Acquisition Loans will not reduce the deduction limits applicable to their contributions to any other defined contribution or defined benefit plan.

(e) Exclusive Benefit. Each ESOP Employer contribution will be irrevocable when made and will not revert to any Employer, except where provided in Sections 12.3 and 11.2. All ESOP Employer Contributions and attributable earnings will be used for the exclusive benefit of ESOP Participants and their beneficiaries and for paying the reasonable expenses of administering the ESOP Plan.

(f) Payment to the Trustee. Each ESOP Employer will transfer its ESOP Contributions for a Plan Year to the Trustee in one or more installments no later than the extended due date of the ESOP Employer's federal income tax return for the fiscal year with respect to which a deduction for such ESOP Contributions is to be claimed.

(g) Purchasing Company Stock. To the extent not needed for liquidity, the Trustee will use cash ESOP Contributions to purchase shares of Company Stock, no later than 60 days after the end of the contribution date described in Section 14.1(f). The Trustee may purchase Company Stock from any source, which Company Stock may be outstanding, newly issued or treasury shares, and may sell Company Stock on the New York Stock Exchange or to any Employer; provided, however, that the Trustee may make such sales only for the purpose of obtaining such cash as is necessary for distributions or loans. Pending investment in Company Stock, the Trustee shall invest cash in cash equivalents or other short term investments. ESOP Contributions made in cash and dividends and other distributions on Company Stock received by the Trustee in cash shall be used to purchase Company Stock. Purchases shall be made from time to time at the discretion of the Trustee. All property other than Company Stock or cash received by the Trustee as distributions on assets of the ESOP Plan, including all rights, warrants and options, issued on Company Stock, may be sold and the proceeds used to purchase additional Company Stock.

(h) Erroneously Excluded ESOP Participant. If, for any Plan Year, a Member who is eligible to be an ESOP Participant for such Plan Year is erroneously excluded from participation as an ESOP Participant for such Plan Year, the ESOP Employer of such Member will make a contribution to the Trust Fund of an amount equal to the amount of the contribution, including any acquisition loan contribution pursuant to Section 14.1(a) or any discretionary contribution pursuant to Section 14.1(b), which should have been made with respect to such Member for such Plan Year. The Board will determine whether such contribution will be paid to the Trust Fund in cash and/or in shares of Company Stock. For purposes of determining the amount of such contribution, the rules set forth in Section 14.1(c) shall apply. Such contribution will be transferred to the Trust Fund as promptly as practicable after determination of the erroneous exclusion has been made and shall be allocated to the ESOP Contribution Account of the Member on the date it is made to the Trust Fund.

Section 14.2 Acquisition Loans. The Board may from time to time authorize and direct the Trustee to make an Acquisition Loan either to purchase Company Stock or to repay a previous Acquisition Loan. No proceeds from any Acquisition Loan may be used for any other purpose.

(a) Eligible Lenders. The Trustee may make Acquisition Loans from any financial institution or other entity it considers appropriate, including a party in interest as defined in Section 3(14) of ERISA, or a disqualified person as defined in Section 4975(e)(2) of the Code. A party in interest and/or disqualified person may guarantee any Acquisition Loan.

(b) Loan Terms. Each Acquisition Loan will be for a specific term, and will bear a reasonable rate of interest. No Acquisition Loan will be payable upon demand except in the event of default.

(c) Repayment. The Trustee will repay the principal and interest due on each Acquisition Loan, first from dividends paid on the Financed Shares, and after all such dividends have been used for repayment, from Employer ESOP Contributions made to repay the Acquisition Loan, and then from other earnings attributable to Employer ESOP Contributions made to repay the Acquisition Loan, according to directions from the Committee.

(d) Collateral and Security. The Trustee may use as collateral to secure any Acquisition Loan the Financed Shares acquired with the proceeds. The Trustee will not pledge any Plan assets other than Financed Shares as collateral for an Acquisition Loan. No lender will have recourse against any Plan assets other than Financed Shares which remain subject to pledge at the time of default.

Except as provided in Section 6.5, no Company stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell agreement or any similar arrangement while held by the Plan, or when distributed from the Plan. Such protections and rights shall be nonterminable, will continue to apply after the Acquisition Loan has been repaid, and will apply even if this Plan ceased to be an ESOP under Section 4975(e)(7) of the Code.

(e) Suspense Account. The Trustee will maintain a separate Suspense Account to hold the Financed Shares acquired with the proceeds of each separate Acquisition Loan, whether or not the shares are encumbered under the terms of the Acquisition Loan. Pursuant to directions from the Committee from time to time, the Trustee will either hold the dividends paid on the Financed Shares in the Suspense Account until they are released as described in Section 14.2(f), or will use the dividends to repay the Acquisition Loan.

(f) Release of Financed Shares from Suspense Account. The Trustee will release Financed Shares from each Suspense Account under one of the following methods, which method will be determined by the Committee for such Acquisition Loan. The Financed Shares released from the Suspense Account for each Plan Year will be allocated to ESOP Stock Accounts under Section 15.4. To determine the number of Financed Shares to be released for each Plan Year from each Suspense Account, the Trustee will multiply the number of Shares held in the Suspense Account by one of the following fractions:

(i) A fraction having as its numerator the amount of principal repaid for the Plan Year, and having as its denominator the amount of principal to be repaid for the current and all future Plan Years. This method is called the "Principal Payments Method." Under this method, annual principal payments must be made at least as rapidly as level payments over the loan term, which cannot exceed ten years, including renewals and extensions, and the portion of each repayment treated as interest may not exceed the payment amount that would be treated as interest under standard loan amortization tables.

(ii) A fraction having as its numerator the amount of principal and interest repaid for the Plan Year, and having as its denominator the amount of principal and interest to be repaid for the current and all future Plan Years. This method is called the "Fractional Method."

(g) Default. In the event of default on an Acquisition Loan from a party in interest as defined in Section 3(14) of ERISA, or a disqualified person as defined in Section 4975(e)(2) of the Code, the Trustee will transfer to such lender only the number of Financed Shares necessary to satisfy the outstanding balance of the Acquisition Loan.

ARTICLE 15

ESOP Participant Accounts

Section 15.1 Individual ESOP Accounts. The Committee will maintain for each ESOP Participant a separate ESOP Stock Account to record his ESOP Plan allocations of whole and fractional shares of Company Stock, and dividends paid on such shares. The Committee will also maintain an ESOP Diversification Account for each Participant who has become eligible and has elected to diversify under Section 15.6, 15.7, 15.8. The maintenance of individual ESOP Accounts is for accounting purposes only and segregation of the Trust Fund assets to each ESOP Account will not be required.

Section 15.2 Valuation of ESOP Accounts. The value of an ESOP Participant's ESOP Account shall be determined as provided in Section 9.1.

Section 15.3 Dividends on Unallocated Company Stock. In its sole discretion, the Committee will either (1) deposit dividends, including Company Stock purchased with cash dividends, paid on Company Stock held in the Suspense Account in the subaccount of the Stock Fund attributable to ESOP Contributions or (2) use such dividends to repay the Acquisition Loan.

Section 15.4 ESOP Contributions and Forfeitures. Except as may otherwise be specified by the Committee, the Company Stock either purchased by the Trustee with cash contributions, released from the Suspense Account under Section 14.2(f), or contributed in kind to the ESOP Plan, during a calendar quarter shall be deposited in the subaccount of the Stock Fund on the last day of the calendar quarter. The number of units of the Stock Fund arising from such deposit, together with the number of units of the Stock Fund representing forfeitures from ESOP Accounts during the calendar quarter pursuant to Section 5.2, shall be allocated to the ESOP Accounts of ESOP Participants who are Eligible Employees on the last day of the calendar quarter in accordance with such of the following formulas as may be selected by the Committee and uniformly applied for the Plan Year including the calendar quarter:

(a) By multiplying the total number of units available for allocation for such calendar quarter by a fraction, the numerator of which is the ESOP Participant's Pay for the calendar quarter, and the denominator of which is the aggregate Pay of all such ESOP Participants for the calendar quarter; or

(b) By allocating the following percentage for the ESOP Participant's Pay for the calendar quarter on the basis of his age as of the last day of the Plan Year:

Age Percent of ESOP Pay

15-24 2.25%

25-34 2.5%

35-44 3%

45-54 3.5%

55-64 5.5%

65 and older 7%

Section 15.5 Voting Rights. Each Member and Inactive Member shall be entitled to direct the Trustee as to the manner in which any Company Stock (including fractional shares) deemed allocated to such Members' or Inactive Members' ESOP Account pursuant to Section 9.1 shall be voted. The Trustee shall vote the combined fractional shares to the extent possible to reflect the directions of the Members and Inactive Members. The Trustee will vote unallocated shares in the Suspense Account(s) proportionately in accordance with the direction of Members (but not Inactive Members) with respect to the shares allocated to their ESOP Stock Accounts. The Trustee may not exercise voting rights which a Member or Inactive Member fails to exercise. The Company shall furnish to each Member and Inactive Member entitled to direct the voting of Company Stock under this Section 15.5 and to the Trustee proxy material identical to that furnished to stockholders in general.

Section 15.6 Diversification Elections. When an ESOP Participant has both reached age 55 and has a fully vested interest in his ESOP Account, he may from time to time elect to diversify the balance in his ESOP Account. Effective March 1, 2002, a Member who has not reached age 55 but who has become fully vested in his ESOP Account may elect from time to time to diversify up to 40 percent of amounts credited to his ESOP Account among the available Investment Options maintained pursuant to Section 9.2. Each ESOP Participant who is eligible to diversify may make his investment election among the Investment Options listed in Section 9.2 at any time; provided that in the event there shall ever be less than three investment options listed in Section 9.2, the Committee shall designate additional investment funds so that at all times an ESOP Participant will have at least three investment funds among which to diversify the ESOP Account balances. Such election shall be made in such manner as the Committee shall from time to time determine. The Trustee will actually make the transfer as soon as practicable, but in all events within ninety (90) days after the election is made by the ESOP Participant.

Section 15.7 Dividend Reinvestment Elections. A Member may elect to have Applicable Dividends reinvested in Company Stock or paid to such Member in cash. A Member may make such election under the procedures established in a uniform manner by the Committee. Any such election shall remain in effect until changed by the Member. Any Member who does not make an election hereunder shall be deemed to have elected to have any Applicable Dividends credited to his Dividend Reinvestment Account and reinvested in Company Stock. To be effective with respect to an Applicable Dividend, a Member's election must be made at least seven (7) days prior to the payment date with respect to each Applicable Dividend, or at such other time as may be established by the Committee and communicated to Members.

Section 15.8 Distribution of Applicable Dividends. If a Member elects to receive an Applicable Dividend in cash, such Applicable Dividend will be distributed to the Member as promptly as reasonably practicable following the receipt of the Applicable Dividend by the Trustee. In no event shall distribution of an Applicable Dividend in cash be made more than 90 days after the close of the Plan Year in which such Applicable Dividends are paid by the Company.

ARTICLE 16

Miscellaneous

Section 16.1 Employment Rights. Participation in the Plan shall not give to any Employee the right to be retained in the employ of the Employers, nor, upon dismissal, to have any rights other than those described in the Plan.

Section 16.2 Nonalienation of Benefits. No benefit under the Plan may be assigned, transferred or alienated in any manner whatsoever by a Member, Inactive Member or Beneficiary, nor shall such benefits be subject to attachment, garnishment, or other legal or equitable process. Notwithstanding the foregoing, the Plan shall comply, to the extent required by law, with claims made upon the Plan pursuant to (i) any order which is determined to be a "qualified domestic relations order," as that term is defined at Section 414(p)(1)(A) of the Code, and the Committee shall develop procedures for determining whether orders constitute such "qualified domestic relations orders" and for handling orders so determined to be "qualified domestic relations orders," or (ii) any offset of a Participant's benefits pursuant to a judgment, order, decree or settlement agreement which satisfies the requirements of Section 401(a)(13)(C) of the Code.

Section 16.3 Headings. The headings of the articles and sections hereof are for reference only. In the event of a conflict between the heading of any article or section hereof and the contents of the respective article or section, the contents shall control.

Section 16.4 Number and Gender. Whenever used herein, the masculine pronoun or adjective shall include the corresponding feminine pronoun or adjective and the singular number shall include the plural number unless the context requires otherwise.

Section 16.5 Construction. Except to the extent preempted by federal law, the provisions of the Plan shall be interpreted in accordance with the laws of the State of Alabama.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this 30th day of January, 2002.

ENERGEN CORPORATION

By

Its

EXHIBIT 4(f)

AMENDMENT NO. 1

TO THE

THE ENERGEN CORPORATION

EMPLOYEE SAVINGS PLAN

Amendment and Restatement

Effective January 30, 2002

THIS AGREEMENT, made and entered into this 11th day of December, 2002, by ENERGEN CORPORATION, an Alabama corporation (herein called the "Company");

PREAMBLE

  Adoption and effective date of amendment. This amendment of the plan is adopted to comply with IRS 401(a)(9) Proposed Regulations proposed on January 17, 2001. This amendment shall be effective for distributions under the Plan made for calendar years beginning on or after January 1, 2001.
  Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.
  Minimum Required Distributions

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its seal to be hereunto affixed and attested, all by its officers thereunto duly authorized, as of the 11th day of December, 2002.
ENERGEN CORPORATION
By
Its
ATTEST:
By
Its

EXHIBIT 5(a)

April 24, 2003

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Ladies and Gentlemen:

In our capacity as counsel for Energen Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration by the Company of 1,000,000 shares of Common Stock, par value $0.01 per share, pursuant to the Energen Corporation Employee Savings Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama; and

2. The Plan has been duly and validly authorized and adopted, and the shares of Common Stock of the Company to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "Interests of Named Experts and Counsel" in Item 5 Part II of the Registration Statement.

Very truly yours,

/s/ BRADLEY ARANT ROSE & WHITE LLP

EXHIBIT 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-46641) of our report dated February 21, 2003 relating to the consolidated financial statements and financial statement schedule which appears in Energen Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

April 23, 2003

EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Energen Corporation, whose signatures appear below, hereby constitutes and appoints Wm. Michael Warren, Jr., and Geoffrey C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign amendments to the registration statement of Energen Corporation on Form S-8 (File No. 33-46641) relating to the registration of an additional 1,000,000 shares of common stock of Energen Corporation proposed to be issued pursuant to Energen Corporation's Employee Savings Plan, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of this 23rd day of April, 2003.

Signature Title

/s/ Wm. Michael Warren, Jr. Chairman of the Board, President and

Chief Executive Officer

/s/ Geoffrey C. Ketcham Executive Vice President, Chief Financial

Officer and Treasurer

/s/ Grace B. Carr Vice President and Controller

/s/ Dr. Stephen D. Ban Director

/s/ Julian W. Banton Director

/s/ J. Mason Davis, Jr. Director

/s/ James S. M. French Director

/s/ T. Michael Goodrich Director

/s/ Wallace L. Luthy Director

/s/ Gary C. Youngblood Director

/s/ Stephen A. Snider Director